**Exhibit 99.1**

**IN THE UNITED STATES BANKRUPTCY COURT**
**FOR THE SOUTHERN DISTRICT OF TEXAS**
**HOUSTON DIVISION**

| | | |
|---|---|---|
| In re: | : | Chapter 11 |
| NATIONAL CINEMEDIA, LLC,[1] | : | Case No. 23-90291 (DRJ) |
| Debtor. | : | |

# MODIFIED FIRST AMENDED PLAN OF REORGANIZATION OF NATIONAL CINEMEDIA, LLC PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

**PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP**
Paul M. Basta
Kyle J. Kimpler
Sarah Harnett
Shafaq Hasan
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3023
Facsimile: (212) 492-0023
Email: pbasta@paulweiss.com
kkimpler@paulweiss.com
sharnett@paulweiss.com
shasan@paulweiss.com

**PORTER HEDGES LLP**
John F. Higgins (TX Bar No. 09597500)
Eric M. English (TX Bar No. 24062714)
M. Shane Johnson (TX Bar No. 24083263)
Megan Young-John (TX Bar No. 24088700)
Bryan L. Rochelle (TX Bar No. 24107979)
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 228-1331
Email: jhiggins@porterhedges.com
eenglish@porterhedges.com
sjohnson@porterhedges.com
myoung-john@porterhedges.com
brochelle@porterhedges.com

*Counsel for Debtor and Debtor in Possession*

[1] The Debtor's address is 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111. The last four digits of the Debtor's taxpayer identification number are 2505.

i TABLE OF CONTENTS ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES ................................................................................ 1 1.1 Defined Terms ................................................................................................................................... 1 1.2 Rules of Interpretation ..................................................................................................................... 14 1.3 Computation of Time ....................................................................................................................... 15 1.4 Governing Law ................................................................................................................................ 15 1.5 Reference to Monetary Figures ....................................................................................................... 15 1.6 Reference to the Debtor or the Reorganized Debtor ........................................................................ 15 1.7 Controlling Document ..................................................................................................................... 15 1.8 Consent Rights ................................................................................................................................. 15 ARTICLE II ADMINISTRATIVE AND PRIORITY CLAIMS ........................................................................... 16 2.1 Administrative Claims ..................................................................................................................... 16 2.2 Professional Fee Claims .................................................................................................................. 17 2.3 Restructuring Fees and Expenses .................................................................................................... 18 2.4 Priority Tax Claims ......................................................................................................................... 18 2.5 Statutory Fees .................................................................................................................................. 18 ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS ........... 18 3.1 Classification of Claims and Interests ............................................................................................. 18 3.2 Treatment of Classes of Claims and Interests .................................................................................. 19 3.3 Special Provision Governing Unimpaired Claims ........................................................................... 21 3.4 Controversy Concerning Impairment .............................................................................................. 21 3.5 Elimination of Vacant Classes ......................................................................................................... 21 3.6 Voting Classes; Presumed Acceptance by Non-Voting Classes ...................................................... 22 3.7 Acceptance by Impaired Classes ..................................................................................................... 22 3.8 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code ................... 22 ARTICLE IV PROVISIONS FOR IMPLEMENTATION OF THE PLAN ........................................................ 22 4.1 General Settlement of Claims and Interests ..................................................................................... 22 4.2 Creditors’ Committee Settlement .................................................................................................... 22 4.3 NCMI 9019 Settlement .................................................................................................................... 23 4.4 Restructuring Transactions .............................................................................................................. 24 4.4.1 Structuring Considerations ......................................................................................... 24 4.5 New NCM Common Units .............................................................................................................. 25 4.6 Post-Emergence Management Incentive Plan ................................................................................. 26 4.7 The Exit Facility .............................................................................................................................. 26 4.8 Exemption from Registration Requirements ................................................................................... 26 4.9 Subordination .................................................................................................................................. 27 4.10 Vesting of Assets in the Reorganized Debtor .................................................................................. 27 4.11 Cancellation of Instruments, Certificates, and Other Documents .................................................... 27 4.12 Sources for Plan Distributions ......................................................................................................... 28 4.13 Corporate Action ............................................................................................................................. 28 4.14 Corporate Existence ......................................................................................................................... 28 4.15 Amended LLC Agreement and New Governance Documents ........................................................ 29

| | | |
|---|---|---|
| 4.16 | Indemnification Provisions in Organizational Documents | 29 |
| 4.17 | Effectuating Documents; Further Transactions | 29 |
| 4.18 | Section 1146(a) Exemption | 29 |
| 4.19 | Management of the Reorganized Debtor and NCMI | 30 |
| 4.20 | Preservation of Causes of Action | 30 |
| **ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES** | | **31** |
| 5.1 | Assumption and Rejection of Executory Contracts and Unexpired Leases | 31 |
| 5.2 | Cure of Defaults for Assumed Executory Contracts and Unexpired Leases | 32 |
| 5.3 | Rejection Damages Claims | 33 |
| 5.4 | Insurance Policies | 33 |
| 5.5 | Contracts and Leases After the Petition Date | 34 |
| 5.6 | Reservation of Rights | 34 |
| 5.7 | Nonoccurrence of Effective Date | 34 |
| **ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS** | | **34** |
| 6.1 | Distributions on Account of Claims Allowed as of the Effective Date | 34 |
| 6.2 | Special Rules for Distributions to Holders of Disputed Claims | 35 |
| 6.3 | Delivery of Distributions | 35 |
| 6.4 | Claims Paid or Payable by Third Parties | 37 |
| 6.5 | No Postpetition or Default Interest on Claims | 38 |
| 6.6 | Setoffs | 38 |
| 6.7 | Allocation Between Principal and Accrued Interest | 38 |
| **ARTICLE VII PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS** | | **39** |
| 7.1 | Allowance of Claims | 39 |
| 7.2 | Objections to Claims | 39 |
| 7.3 | Estimation of Claims | 39 |
| 7.4 | No Distribution Pending Allowance | 39 |
| 7.5 | Distribution After Allowance | 40 |
| 7.6 | No Interest | 40 |
| 7.7 | Adjustment to Claims Without Objection | 40 |
| 7.8 | Disallowance of Claims | 40 |
| **ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN** | | **40** |
| 8.1 | Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies | 40 |
| 8.2 | Releases by the Debtor | 41 |
| 8.3 | Releases by Holders of Claims and Interests | 42 |
| 8.4 | Exculpation | 43 |
| 8.5 | Injunction | 44 |
| 8.6 | Protection Against Discriminatory Treatment | 46 |
| 8.7 | Release of Liens | 46 |
| 8.8 | Reimbursement or Contribution | 46 |
| 8.9 | Recoupment | 46 |
| **ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE** | | **46** |

ii

iii 9.1 Conditions Precedent to the Effective Date ..................................................................................... 46 9.2 Waiver of Conditions Precedent ...................................................................................................... 48 9.3 Effect of Non-Occurrence of Conditions to Consummation ........................................................... 48 9.4 Substantial Consummation .............................................................................................................. 48 ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ................................ 48 10.1 Modification of Plan ........................................................................................................................ 48 10.2 Effect of Confirmation on Modifications ........................................................................................ 48 10.3 Revocation or Withdrawal of Plan................................................................................................... 48 ARTICLE XI RETENTION OF JURISDICTION ................................................................................................ 49 ARTICLE XII MISCELLANEOUS PROVISIONS .............................................................................................. 50 12.1 Immediate Binding Effect................................................................................................................ 50 12.2 Additional Documents ..................................................................................................................... 50 12.3 Reservation of Rights ...................................................................................................................... 50 12.4 Successors and Assigns ................................................................................................................... 51 12.5 Service of Documents ...................................................................................................................... 51 12.6 Term of Injunctions or Stays ........................................................................................................... 52 12.7 Entire Agreement ............................................................................................................................. 52 12.8 Plan Supplement .............................................................................................................................. 52 12.9 Non-Severability .............................................................................................................................. 52 12.10 Votes Solicited in Good Faith .......................................................................................................... 52 12.11 Dissolution of the Creditors’ Committee and Cessation of Fee and Expense Payment ................... 53 12.12 Closing of Chapter 11 Case ............................................................................................................. 53 12.13 Waiver or Estoppel .......................................................................................................................... 53

INTRODUCTION National CineMedia, LLC, as debtor and debtor-in-possession in the above-captioned Chapter 11 Case, proposes this Plan (as defined below) pursuant to Section 1121(a) of the Bankruptcy Code for the resolution of outstanding Claims (as defined below) against, and Interests (as defined below) in, the Debtor. The Debtor is the proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code. Reference is made to the accompanying Disclosure Statement (as defined below) for a discussion of the Debtor’s history, businesses, properties, operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated herein, and certain other related matters. The Plan contemplates certain transactions and differing treatment for different Classes of Claims and Interests, including, without limitation, the following treatment of these Holders of Claims and Interests (described in greater detail in Article III herein and in the Disclosure Statement): (a) Each Holder of an Allowed Secured Debt Claim (inclusive of accrued and unpaid interest makewhole premiums, accrued and unpaid fees and other expenses payable under the Prepetition Documents), on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed Secured Debt Claim, shall receive its Pro Rata share of 100% of the New NCM Common Units, subject to (a) dilution by the equity issued pursuant to (i) the Post-Emergence Management Incentive Plan and (ii) New NCM Common Units issued after the Effective Date to the counterparties to the ESAs pursuant to the CUAA, if any, and (b) (i) reallocation pursuant to the NCMI 9019 Settlement and (ii) the Structuring Considerations; (b) Each Holder of an Allowed General Unsecured Claim shall receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim its Pro Rata share of the GUC Cash Pool; (c) On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Convenience Claims, each Holder of an Allowed General Unsecured Convenience Claim (inclusive of accrued and unpaid interest) shall be paid in full in Cash on account of such Claims either (i) on the Effective Date or (ii) on the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Convenience Claim; (d) Holders of Allowed Existing NCM Interests shall receive no distribution on account of such Allowed Existing NCM Interests and the Existing NCM Interests shall be cancelled; and (e) Pursuant to the NCMI 9019 Settlement, NCMI shall be deemed to receive a percentage of the New NCM Common Units after giving effect to the NCMI 9019 Settlement, (including the NCMI 9019 Capital Contribution) and the deemed issuance of additional units pursuant thereto, plus the distribution to NCMI on account of the NCMI Secured Debt Claims as a member of Class 3. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN. ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES 1.1 Defined Terms 1. “2018 Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the 2018 Credit Agreement.

2 2. “2018 Credit Agreement” means that certain Credit Agreement dated as of June 20, 2018 between the Debtor as borrower, the 2018 Agent, as administrative agent, and each of the Term Lenders and 2018 Revolving Lenders from time to time that are party thereto, as amended, restated, supplemented, or otherwise modified from time to time. 3. “2018 Revolving Lenders” means the lenders party to the 2018 Credit Agreement that provided the 2018 Revolving Loans. 4. “2018 Revolving Loans” means the revolving loans arising under the 2018 Credit Agreement and held by the 2018 Revolving Lenders. 5. “2018 Revolving Loan Claims” means any Claims arising under or on account of the 2018 Revolving Loans. 6. “2022 Revolving Credit Agreement” means that certain Credit Agreement dated as of January 5, 2022 (as amended, restated, supplemented, or otherwise modified prior to the date hereof) among the Debtor, as Borrower, the 2022 Revolving Loan Agent, and each 2022 Revolving Lender from time to time party thereto. 7. “2022 Revolving Lenders” means the lenders party to the 2022 Revolving Credit Agreement. 8. “2022 Revolving Loans” means the loans arising under the 2022 Revolving Credit Agreement and held by the 2022 Revolving Lenders. 9. “2022 Revolving Loan Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent under the 2022 Revolving Credit Agreement. 10. “2022 Revolving Loan Claims” means any Claims arising under or on account of the 2022 Revolving Loans. 11. “Ad Hoc Group” means that certain ad hoc group (as may be reconstituted from time to time) comprising certain Consenting Term Lenders, Consenting Revolving Lenders, and Consenting Secured Noteholders, and holders of Unsecured Funded Debt Claims represented by Gibson Dunn and Centerview. 12. “Administrative Claim” means a Claim incurred by the Debtor on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Case entitled to priority under Sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estate and operating the Debtor’s businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estate pursuant to section 1930 of Chapter 123 of title 28 of the United States Code. 13. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than requests for payment of Professional Fee Claims and Administrative Claims arising under Section 503(b)(9) of the Bankruptcy Code), which shall be 30 days after the Effective Date. 14. “Affiliate” has the meaning set forth in Section 101(2) of the Bankruptcy Code. 15. “Agent” means any administrative agent, collateral agent, or similar Entity under the 2018 Credit Agreement or the 2022 Revolving Credit Agreement, including any successors thereto, as applicable. 16. “Allowed” means, with respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed by the Claim Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Claims Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtor as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved, or Final Order that has been entered, by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests

3 shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including Sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtor shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to Section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtor or Reorganized Debtor, as applicable. 17. “AMC” means American Multi-Cinema, Inc. 18. “AMC ESA” means that certain ESA by and between the Debtor and AMC dated as of February 13, 2007 (as subsequently amended or amended and restated). 19. “Amended LLC Agreement” means that certain amended or amended and restated LLC Agreement, with such amendments subject to the consent of the Debtor, the Non-Debtor Affiliates, and the Required Consenting Creditors, to be assumed pursuant to Article V hereof that (i) preserves the Up-C Structure (pursuant to the NCMI 9019 Settlement) and (ii) is substantially in the form to be Filed as part of the Plan Supplement, effective as of the Effective Date, to which all parties receiving the New NCM Common Units (and all persons to whom such parties may sell or transfer their New NCM Common Units in the future and all persons who purchase or acquire the New NCM Common Units from the Reorganized Debtor in future transactions including pursuant to the CUAA) shall be required to become or shall be deemed parties. 20. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtor or its Estate or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under Sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws. 21. “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process. 22. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time. 23. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas and, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas. 24. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Case and the general, local, and chambers rules of the Bankruptcy Court. 25. “Blocker Entities” has the meaning set forth in Article 4.4.1(b) hereof. 26. “Blocker Merger” has the meaning set forth in Article 4.4.1(c) hereof. 27. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday in New York, as defined in Bankruptcy Rule 9006(a). 28. “Capital Structure Review Committee” means the appointed committee at NCMI comprised of independent directors to review, discuss, and negotiate all matters associated with NCM, LLC’s capital structure, including discussions with certain Holders of Secured Debt Claims and Unsecured Funded Debt Claims and such Holders’ advisors. 29. “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

4 30. “Cash Collateral” means all of the Debtor’s “cash collateral” as defined under Section 363 of the Bankruptcy Code, in which the Holders of Secured Debt Claims have valid, perfected security interests, liens, or mortgages. 31. “Cash Collateral Order” means an order entered by the Bankruptcy Court governing the use of Cash Collateral, as supplemented from time to time. 32. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, contribution, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to Sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Section 558 of the Bankruptcy Code. 33. “Centerview” means Centerview Partners LLC, as financial advisor to the Ad Hoc Group. 34. “Certificate” means any instrument evidencing a Claim or an Interest. 35. “Chapter 11 Case” means the case pending for the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. 36. “Cinemark” means Cinemark Media, Inc. 37. “Cinemark ESA” means that certain ESA by and between the Debtor and Cinemark USA, Inc. dated as of February 13, 2007 (as subsequently amended or amended and restated). 38. “Claim” means any claim, as defined in Section 101(5) of the Bankruptcy Code, against the Debtor. 39. “Claims Bar Date” means the applicable deadline set by the Bankruptcy Court pursuant to the Plan, Claims Bar Date order, or other Final Order for filing Proofs of Claim in this Chapter 11 Case. 40. “Claim Objection Deadline” means the deadline for objecting to a Claim asserted against the Debtor, which shall be with respect to all Claims (other than Administrative Claims and Professional Fee Claims), the later of (i) the first Business Day that is at least 180 days after the Effective Date and (ii) such other period of limitation as may be specifically fixed by the Debtor or the Reorganized Debtor, as applicable, or by an Order of the Bankruptcy Court for objecting to such Claims. 41. “Class” means a category of Holders of Claims or Interests classified as set forth in Article III hereof pursuant to Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. 42. “Combined Hearing” means the hearing(s) before the Bankruptcy Court under Section 1128 of the Bankruptcy Code to consider confirmation of the Plan and final approval of the Disclosure Statement pursuant to Sections 1125 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time. 43. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Case. 44. “Confirmation Brief” means any pleading filed by the Debtor with the Bankruptcy Court in support of entry of an order confirming the Plan, subject to the consent rights set forth in Article 1.8 hereof. 45. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

5 46. “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and approving the adequacy of the Disclosure Statement on a final basis, subject to the consent rights set forth in Article 1.8 hereof. 47. “Consenting 2018 Revolving Lenders” means the holders of, or nominees, investment managers, advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold the 2018 Revolving Loan Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Debtor. 48. “Consenting 2022 Revolving Lenders” means the holders of, or nominees, investment managers, advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold the 2022 Revolving Loan Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Debtor. 49. “Consenting Creditors” means the Consenting Revolving Lenders, Consenting Term Lenders, Consenting Secured Noteholders, and Consenting Unsecured Funded Debt Creditors. 50. “Consenting Revolving Lenders” means, collectively, the Consenting 2018 Revolving Lenders and Consenting 2022 Revolving Lenders. 51. “Consenting Secured Noteholders” means the holders of, or nominees, investment managers, advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold Secured Note Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Debtor. 52. “Consenting Term Lenders” means the holders of, or nominees, investment managers, advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold outstanding Term Loan Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Debtor. 53. “Consenting Unsecured Funded Debt Creditors” means the holders of Unsecured Funded Debt Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, a Joinder, or a Transfer Agreement, as applicable, to counsel to the Debtor. 54. “Consummation” means the occurrence of the Effective Date. 55. “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Case by the U.S. Trustee, pursuant to The United States Trustee’s Notice of Appointment of Committee of Unsecured Creditors [Docket No. 161] on April 26, 2023, as may be further reconstituted from time to time. 56. “Creditors’ Committee Settlement” has the meaning set forth in Article 4.2 of the Plan. 57. “Creditors’ Professionals” means (a) Gibson Dunn and Munsch Hardt Kopf & Harr, P.C. as co- counsel to the Ad Hoc Group, (b) Centerview, as financial advisor to the Ad Hoc Group, and (c) such other legal, consulting, financial, and/or other professional advisors as may be retained or may have been retained from time to time by the Ad Hoc Group. 58. “CUAA” means that certain Common Unit Adjustment Agreement dated as of February 13, 2007, by and among AMC, Cinemark, Cinemark USA, Inc., the Debtor, NCMI, Regal CineMedia Holdings, LLC, Inc., and Regal. 59. “Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by the Debtor under Section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to Section 365(b)(2) of the Bankruptcy Code.

6 60. “D&O Liability Insurance Policy” means all unexpired directors’, managers’, and officers’ liability insurance policy (including any “tail policy” and all agreements, documents, or instruments related thereto) that have been issued or provide coverage to current and former directors, managers, officers, and employees of the Debtor. 61. “Debtor” means NCM, LLC. 62. “Debtor Release” means the releases set forth in Article 8.2 of the Plan. 63. “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement, and in each case, subject to the consent rights set forth in Article 1.8 hereof. 64. “Director Designation Agreements” means those certain agreements between NCMI, NCM, and certain members of the Ad Hoc Group providing those members the right to appoint directors to the New Board. 65. “Disclosure Statement” means the Amended Disclosure Statement for the First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code, as the same may be amended, modified, or supplemented from time to time, including all exhibits, schedules, appendices, supplements, and related documents, , and in each case, subject to the consent rights set forth in Article 1.8 hereof. 66. “Disputed” means, with respect to a Claim or Interest, any Claim or Interest that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under Sections 502, 503, or 1111 of the Bankruptcy Code; (b) is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or Proof of Claim has been filed; (c) is otherwise disputed by either the Debtor or the Reorganized Debtor in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order; or (d) the Debtor or any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtor disputes only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtor does not dispute, and Disputed as to the balance of such Claim. 67. “Distribution Agent” means, as applicable, the Reorganized Debtor or any other Entity the Reorganized Debtor selects to make or to facilitate distributions in accordance with the Plan. 68. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtor or the Reorganized Debtor, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan. 69. “Distribution Record Date” means the Effective Date of the Plan or such other time as agreed upon between the Debtor and the Required Consenting Creditors, in consultation with the Creditors’ Committee. 70. “DTC” means The Depository Trust Company. 71. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article 9.1 of the Plan have been (i) satisfied or (ii) waived in accordance with Article 9.2 of the Plan, and on which the Restructuring Transactions become effective or are consummated. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 72. “Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code. 73. “ESAs” means, collectively, the AMC ESA, the Cinemark ESA, and the Regal ESA. 74. “Estate” means the estate of the Debtor created under Section 541 of the Bankruptcy Code upon the commencement of the Debtor’s Chapter 11 Case. 75. “Exculpated Party” means each of the following, solely in its capacity as such: (a) the Debtor and (b) the Creditors’ Committee and its members.

7 76. “Executory Contract” means a contract or lease to which the Debtor is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code. 77. “Existing NCM Interests” means the Interests in NCM, LLC as of the Petition Date, including any issued common units of NCM, LLC and any obligation to issue additional units to the Original Founding Members pursuant to the CUAA that accrues prior to the Effective Date. 78. “Exit Facility” means a revolving credit facility from a third party lending institution that the Debtor may enter into on the Effective Date; provided, that, if despite its best efforts, the Debtor is unable to obtain such revolving credit facility in an amount and on terms in each case reasonably acceptable to the Required Consenting Creditors, the exit facility shall be in the form, solely or partially, of a first lien term loan provided by one or more Consenting Creditors on arm’s-length terms in an amount estimated to be required to adequately fund the business (such amount to be determined among the Required Consenting Creditors, the Debtor, and their respective advisors), in each case on terms and conditions as set forth in the Exit Facility Term Sheet 79. “Exit Facility Documents” means the Exit Facility credit agreement and any other documentation necessary to effectuate the incurrence of the Exit Facility and any Liens on or security interests in the Reorganized Debtor’s assets in connection with the Exit Facility, and in each case, subject to the consent rights set forth in Article 1.8 hereof. 80. “Exit Facility Term Sheet” means the term sheet with respect to the Exit Facility, if any, subject to the consent rights set forth in Article 1.8 hereof. 81. “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually. 82. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Case with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Notice and Claims Agent. 83. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022. 84. “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Case (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, that, the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order. 85. “General Unsecured Claim” means any Claim other than an Administrative Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a Secured Debt Claim, a General Unsecured Convenience Claim, or a Section 510(b) Claim against the Debtor. For the avoidance of doubt, General Unsecured Claims include Unsecured Notes Claims and exclude Unsecured Deficiency Claims. 86. “General Unsecured Convenience Claim” means a General Unsecured Claim that (x) is Allowed in the amount of $50,000 or less and (y) would otherwise be considered a General Unsecured Claim; provided, however, that any General Unsecured Claim that is Allowed in excess of $50,000 shall not be treated as a General Unsecured Convenience Claim unless the Holder of such Allowed General Unsecured Claim opts in to such treatment, and agrees to reduce its Allowed General Unsecured Claim to $50,000 pursuant to the procedures set forth in the Confirmation Order. For the avoidance of doubt, General Unsecured Convenience Claims exclude Unsecured Funded Debt Claims.

8 87. “Gibson Dunn” means Gibson Dunn & Crutcher LLP, as legal counsel to the Ad Hoc Group. 88. “Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code. 89. “GUC Cash Pool” means Cash in the aggregate amount of $15,000,000 for the purposes of making distributions to Holders of Allowed Class 4 General Unsecured Claims, which shall consist of (i) $14,500,000 contributed by the Debtor and (ii) $500,000 contributed directly from NCMI, pursuant to which NCMI will not receive any New NCM Common Units associated with such contribution. 90. “Holder” means an Entity holding a Claim against or an Interest in the Debtor. 91. “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Section 1124 of the Bankruptcy Code. 92. “Increased Share Authorization Event” means an increase in the amount of available shares of NCMI Common Stock to be issued, whether through an increase in authorized shares, a reverse stock split or otherwise, in accordance with NCMI’s organizational documents. Prior to an Increased Share Authorization Event, any existing authorized but unissued shares of NCMI shall be reserved by NCMI for the redemption of New NCM Common Units by the counterparties to the ESAs pursuant to the CUAA following the Effective Date. 93. “Indemnification Provision” means the Debtor’s existing and future indemnification obligations pursuant to the Debtor’s bylaws, operating agreement, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of the Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtor’s current directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtor, and such current directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such. For the avoidance of doubt, “current” refers to covered Entities that serve as of the Petition Date, regardless of whether such Entities cease serving in such capacities thereafter. 94. “Independent Manager” means Carol Flaton, who was appointed by NCMI as the independent manager of NCM, LLC on March 5, 2023 to assist NCM, LLC in connection with the Chapter 11 Case and consult with NCMI’s Capital Structure Review Committee to address any matter that presents a conflict of interest between the Debtor and NCMI. NCMI delegated to the Independent Manager the full and exclusive power and authority to consider, negotiate, approve, authorize, and act upon any conflicts issues, as determined by the Independent Manager. 95. “Interest” means any equity security as such term is defined in Section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security. 96. “Joinder” means a joinder to the Restructuring Support Agreement substantially in the form attached to the Restructuring Support Agreement as Exhibit C. 97. “Joint Venture Agreements” means, collectively, the LLC Agreement, the CUAA, the Tax Receivable Agreement, the MSA, the ESAs, and that certain Software License Agreement, each dated as of February 13, 2007, as may be amended, supplemented, or otherwise modified from time to time. 98. “Lien” means a lien as defined in Section 101(37) of the Bankruptcy Code. 99. “LLC Agreement” means that certain Third Amended and Restated Limited Liability Operating Agreement dated as of February 13, 2007 (as amended prior to the Effective Date), by and among AMC, Cinemark, NCMI, and Regal CineMedia Holding, LLC.

9 100. “MSA” means that certain Management Services Agreement dated as of February 13, 2007 between the Debtor and NCMI. 101. “NCMI” means National CineMedia, Inc., the direct parent of NCM, LLC. 102. “NCMI 9019 Capital Contribution” has the meaning set forth in Article 4.3 hereof. 103. “NCMI 9019 Settlement” has the meaning set forth in Article 4.3 hereof. 104. “NCMI Common Stock” means the publicly traded common stock of NCMI. 105. “NCMI Election” has the meaning set forth in Article 4.4.1(a) hereof. 106. “NCMI Secured Debt Claims” means the Secured Debt Claims held by NCMI in the principal amount of approximately $27.3 million. 107. “NCMI Unit Reallocation” has the meaning set forth in Article 4.3 hereof. 108. “NCM, LLC” means National CineMedia, LLC. 109. “New Board” means the new board of directors that will replace the board of directors at NCMI as of the Effective Date and the identities of such directors or managers, as applicable, shall be set forth in the Plan Supplement to the extent known as of the Plan Supplement Filing Date, and a process for selection of any remaining directors or managers shall be disclosed no later than the commencement of the Combined Hearing; provided, however, that the identities of any such remaining directors or managers shall be disclosed no later than the Effective Date. 110. “New Governance Documents” means such organizational and governance documents as may be necessary (including any existing organizational and governance documents as amended) to deliver control of the Debtor through control of NCMI as manager of the Debtor to the holders of Secured Debt Claims, and otherwise for consummation of, and consistent with, the NCMI 9019 Settlement, including, but not limited to, the Preferred Shares and the Director Designation Agreements, subject to the consent rights set forth in Article 1.8 hereof. 111. “New NCM Common Units” means the common units in the Reorganized Debtor to be authorized and issued on the Effective Date or as soon as reasonably practicable thereafter pursuant to the Plan. 112. “New Regal Affiliate Advertising Agreement” means an advertising services agreement by and between the Debtor and Regal, or affiliates of either party, following the termination of the Regal ESA on terms that are acceptable to the Required Consenting Creditors. 113. “Nominating and Governance Committee” means the committee at NCMI that (a) identifies individuals qualified to become members of NCMI’s board of directors, and recommends that the board select the director nominees for the next annual meeting of stockholders; (b) oversees the evaluation of the board; (c) develops and maintains NCMI’s corporate governance policies and procedures and recommends to the board such changes as it may deem appropriate; and (d) addresses any related matters required by the federal securities laws. 114. “Non-Debtor Affiliates” means NCMI and NCMI II, LLC. 115. “Notice and Claims Agent” means Omni Agent Solutions, Inc., the noticing, claims, and solicitation agent retained by the Debtor in the Chapter 11 Case. 116. “Other NCM Common Units” has the meaning set forth in Article 4.3 hereof. 117. “Original Founding Members” means Regal CineMedia Holdings, LLC, AMC, and Cinemark. 118. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

10 119. “Other Secured Claim” means any Secured Claim against the Debtor, including a Secured Tax Claim, other than a Secured Debt Claim. 120. “Person” means a person as defined in Section 101(41) of the Bankruptcy Code. 121. “Petition Date” means the date on which the Debtor filed its voluntary petition for relief commencing its Chapter 11 Case. 122. “Plan” means this chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including the Plan Supplement and all appendices, exhibits, schedules and supplements thereto), as it may be amended, modified, or supplemented from time to time in accordance with the terms hereof, the Confirmation Order and the Restructuring Support Agreement, and in each case, subject to the consent rights set forth in Article 1.8 hereof. 123. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be filed no later than the Plan Supplement Filing Date, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order and the Restructuring Support Agreement, including the following documents: (a) the New Governance Documents; (b) the Amended LLC Agreement; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) a list of retained Causes of Action; (e) to the extent known, information required to be disclosed in accordance with Section 1129(a)(5) of the Bankruptcy Code; (f) the Exit Facility Term Sheet, if any; (g) the Restructuring Transactions Memorandum; and (h) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan. The Plan Supplement shall be in accordance with the Restructuring Support Agreement and subject to the RSA Definitive Document Requirements. Through the Effective Date, the Debtor shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of (i) the Plan, (ii) the Restructuring Support Agreement, and (iii) the Confirmation Order, and consistent with the RSA Definitive Document Requirements. 124. “Plan Supplement Filing Date” means the date that is seven (7) days before the Voting Deadline. 125. “Plan Term Sheet” means the term sheet specifying the terms of a chapter 11 plan of reorganization attached as Exhibit A to the Restructuring Support Agreement. 126. “Post-Emergence Management Incentive Plan” has the meaning set forth in Article 4.6. 127. “Preferred Shares” means the shares of NCMI entitling the holders thereof to voting rights equal to the economic interests held by such holders in the Debtor. 128. “Prepetition Documents” means the 2018 Credit Agreement, the 2022 Revolving Credit Agreement, the Secured Note Indenture, and the Unsecured Note Indenture, together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, or otherwise modified from time to time. 129. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code. 130. “Pro Rata” means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that respective Class. 131. “Professional Fee Claim” means all Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Confirmation Date under Sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. 132. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtor with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount as set forth in Article 2.2(b) of the Plan. 133. “Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Retained Professionals estimate they have incurred or will incur in rendering

11 services to the Debtor prior to and as of the Confirmation Date, which estimates Retained Professionals shall deliver to the Debtor and the Ad Hoc Group as set forth in Article 2.2(c) of the Plan. 134. “Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case. 135. “Regal” means Regal Cinemas, Inc. 136. “Regal Approval Order” means to the extent the Debtor, with the consent of the Required Consenting Creditors, enters into the New Regal Affiliate Advertising Agreement or a Section 363 sale transaction with Regal during the Chapter 11 Case, one or more orders (a) approving the Debtor’s entry into the New Regal Affiliate Advertising Agreement, and (b) finding, ruling, or determining that the Debtor’s entry into the New Regal Affiliate Advertising Agreement does not constitute an amendment, extension, restatement, or modification of the Regal ESA or otherwise result in any amendment, extension, restatement, or modification of the AMC ESA or Cinemark ESA. For the avoidance of doubt, a Regal Approval Order may be a portion of, or integrated into, the Confirmation Order or a Final Order approving a transaction pursuant to Section 363 of the Bankruptcy Code, as applicable. 137. “Regal ESA” means that certain ESA by and between the Debtor and Regal dated as of February 13, 2007 (as subsequently amended or amended and restated). 138. “Reinstate,” “Reinstated,” or “Reinstatement” means, leaving a Claim Unimpaired under the Plan. 139. “Released Party” means collectively, the Releasing Parties; provided, that, in each case, an Entity shall not be a Released Party if it: (i) elects to opt out of the releases contained in this Plan if permitted to opt out; or (ii) files with the Bankruptcy Court an objection to the Plan, including the releases, that is not consensually resolved before Confirmation or supports any such objection. 140. “Releasing Party” means each of the following, solely in its capacity as such: (a) the Debtor; (b) the Reorganized Debtor; (c) the Non-Debtor Affiliates; (d) the Estate; (e) the Consenting Creditors; (f) the Trustees; (g) the Agents; (h) all Holders of Claims who vote to accept the Plan; (i) all Holders of Claims that are deemed to accept the Plan who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (j) all Holders of Claims that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan; (k) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (l) all Holders of Claims and Interests that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out; (m) with respect to the foregoing clauses (a) through (l), each such Entities’ current and former Affiliates, and (n) with respect to the foregoing clauses (a) through (m), such Entities’ current and former, in each case, directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided that, in each case, an Entity shall not be a Releasing Party if it elects to opt out of the releases contained in this Plan, if permitted to opt out; provided, further, that no Holder that votes to accept the Plan shall be entitled to opt out of, and each such Holder shall be deemed to opt into, the releases. 141. “Reorganized Debtor” means the Debtor as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date as specified in the Restructuring Transaction Memorandum and in accordance with the Restructuring Transactions. 142. “Required Consenting Creditors” means, as of the relevant date, Consenting Creditors represented by Gibson Dunn that collectively hold at least a majority of the aggregate outstanding principal amount of Secured Note Claims, Revolving Loan Claims, Term Loan Claims, and Unsecured Funded Debt Claims held by the Consenting Creditors represented by Gibson Dunn.

12 143. “Restructuring Fees and Expenses” means all reasonable and documented fees, costs and expenses of each of the Creditors’ Professionals, the Agents, the Agents’ professionals, the Trustees and their professionals, in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Plan, the Restructuring Support Agreement and/or any of the other Definitive Documents, and/or the transactions contemplated hereby or thereby, and/or any amendments, waivers, consents, supplements or other modifications to any of the foregoing, and/or distributions made pursuant to the Plan or the cancellation and discharge of the Prepetition Documents and, to the extent applicable, consistent with any engagement letters or Fee Letters entered into with the Debtor. 144. “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of April 11, 2023, and all exhibits, schedules and attachments thereto, by and among the Debtor, the Consenting Creditors, the Non-Debtor Affiliates, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, attached as Exhibit B to the Disclosure Statement. 145. “Restructuring Transactions” has the meaning set forth in Article 4.4 of the Plan. 146. “Restructuring Transactions Memorandum” means a description of the corporate and tax steps to be carried out to effectuate the Restructuring Transactions contemplated by the Plan Term Sheet and included in the Plan Supplement, consistent with the Restructuring Support Agreement and the Plan Term Sheet, subject to the consent rights set forth in Article 1.8 hereof. 147. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Case pursuant to a Final Order in accordance with Sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date pursuant to (i) Sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code. 148. “Revolving Loans” means the 2018 Revolving Loans and 2022 Revolving Loans. 149. “Revolving Loan Claims” means, collectively, the 2018 Revolving Loan Claims and the 2022 Revolving Loan Claims. 150. “RSA Definitive Document Requirements” means the respective consent rights of the Debtor, NCMI, and the Consenting Creditors, as set forth in Sections 3.02 and 12.02 of the Restructuring Support Agreement. 151. “Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule (including any amendments or modifications thereto) that will be Filed as part of the Plan Supplement and will include a list of all Executory Contracts and Unexpired Leases that the Debtor will reject pursuant to the Plan, as amended by the Debtor from time to time in accordance with the Plan, if any, subject to the consent rights set forth in Article 1.8 hereof. 152. “Section 510(b) Claim” means any Claim against the Debtor: (a) arising from the rescission of a purchase or sale of a Security of the Debtor or an affiliate of the Debtor; (b) for damages arising from the purchase or sale of such a Security; (c) for reimbursement or contribution Allowed under Section 502 of the Bankruptcy Code on account of such a Claim; or (d) otherwise subordinated pursuant to Section 510(b) of the Bankruptcy Code. 153. “Secured” means any Claim to the extent (a) secured by a lien on property in which the Debtor has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in the Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) and any other applicable provision of the Bankruptcy Code or (b) allowed, pursuant to the Plan or a Final Order of the Bankruptcy Court, as a secured Claim. 154. “Secured Debt Claim” means, collectively, the Term Loan Claims, the Revolving Loan Claims, and the Secured Note Claims, and any Unsecured Deficiency Claims.

13 155. “Secured Notes” means the 5.875% Secured Notes due April 15, 2028 issued by NCM, LLC pursuant to the Secured Note Indenture. 156. “Secured Note Claim” means any Claim against the Debtor arising under or based upon the Secured Notes or the Secured Note Indenture, including Claims for all principal amounts outstanding, interest, fees, indemnities, premiums, if any, expenses, costs, and other amounts, liabilities, obligations, or charges arising under or related to the Secured Notes or the Secured Note Indenture. 157. “Secured Note Indenture” means that certain Indenture governing the Secured Notes, dated as October 8, 2019 (as amended, restated, supplemented, or otherwise modified prior to the date hereof) among the Debtor, as issuer, the Secured Note Indenture Trustee, and each Secured Noteholder from time to time party thereto. 158. “Secured Noteholders” means, collectively, the Holders of the Secured Notes. 159. “Secured Note Indenture Trustee” means Computershare Trust Company, National Association, in its capacity as indenture trustee under the Secured Note Indenture. 160. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 161. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law. 162. “Security” has the meaning set forth in Section 101(49) of the Bankruptcy Code. 163. “Servicer” means an agent or other authorized representative of Holders of Claims or Interests. 164. “Shareholder Vote” has the meaning set forth in Article 4.4.1(d) hereof. 165. “Structuring Considerations” has the meaning set forth in Article 4.4.1 hereof. 166. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies. 167. “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time. 168. “Tax Receivable Agreement” means that certain Tax Receivable Agreement dated as of February 13, 2007, by and among AMC, Cinemark Media, Inc., Cinemark, the Debtor, NCMI, Regal CineMedia Holdings, LLC, Inc., and Regal. 169. “Term Loans” means the loans arising under the 2018 Credit Agreement and held by the Term Lenders. 170. “Term Loan Claims” means any Claim arising under or on account of the Term Loans. 171. “Term Lenders” means the lenders party to the 2018 Credit Agreement that provided the Term Loans. 172. “Third-Party Release” means the releases set forth in Article 8.3 hereof. 173. “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of the Restructuring Support Agreement in substantially the form attached to the Restructuring Support Agreement as Exhibit B.

14 174. “Trustees” means, collectively, the Senior Note Indenture Trustee and the Unsecured Note Indenture Trustee. 175. “U.S. Trustee” means the Office of the United States Trustee for Region 7. 176. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution; (b) given notice to the Reorganized Debtor of an intent to accept a particular distribution; (c) responded to the Debtor’s or Reorganized Debtor’s requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution. 177. “Unexpired Lease” means a lease of nonresidential real property to which the Debtor is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code. 178. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of Section 1124 of the Bankruptcy Code. 179. “Unsecured Deficiency Claim” means the portion of any Secured Debt Claim that is not Secured. 180. “Unsecured Funded Debt Claim” means, collectively, the Unsecured Note Claims and Unsecured Deficiency Claims. 181. “Unsecured Notes” means the 5.750% Unsecured Notes due August 15, 2026 issued by the Debtor pursuant to the Unsecured Note Indenture. 182. “Unsecured Noteholders” means, collectively, the Holders of the Unsecured Notes. 183. “Unsecured Note Claim” means any Claim against the Debtor arising under or based upon the Unsecured Note Indenture, including Claims for all principal amounts outstanding, interest, fees, indemnities, premiums, if any, expenses, costs, and other amounts, liabilities, obligations, or charges arising under or related to the Unsecured Notes or the Unsecured Note Indenture. 184. “Unsecured Note Indenture” means that certain Indenture dated as August 19, 2016 (as amended, restated, supplemented, or otherwise modified prior to the date hereof) among the Debtor, as issuer, and the Unsecured Note Indenture Trustee. 185. “Unsecured Note Indenture Trustee” means U.S. Bank Trust Company, National Association, in its capacity as successor indenture trustee under the Unsecured Note Indenture. 186. “Up-C Structure” means the structure whereby NCMI and certain equityholders each hold common units of NCM, NCMI serves as the manager of NCM, and NCMI’s shares are publicly traded and each NCM common unit may be redeemed by NCM in exchange for one share of NCMI Common Stock, and the number of outstanding shares of NCMI Common Stock shall be equal at all times to the number of outstanding units of NCM directly or indirectly held by NCMI. 187. “Voting Deadline” means the date and time by which the Notice and Claims Agent must actually receive the Ballots, as set forth on the Ballots. 1.2 Rules of Interpretation For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan

15 in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to statutes, regulations, orders, rules of court and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) any immaterial effectuating provisions may be interpreted by the Debtor or the Reorganized Debtor in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (m) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (n) in exercising any rights hereunder on behalf of NCM, LLC, NCMI shall act solely in its capacity as the manager of NCM, LLC. 1.3 Computation of Time Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. 1.4 Governing Law Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code or Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles. 1.5 Reference to Monetary Figures All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided. 1.6 Reference to the Debtor or the Reorganized Debtor Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor or to the Reorganized Debtor mean the Debtor and the Reorganized Debtor, as applicable, to the extent the context requires. 1.7 Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, or any other Definitive Document, the terms of the applicable document included in the Plan Supplement or other Definitive Document shall control. In the event of an inconsistency between the Plan, any document included in the Plan Supplement, or other Definitive Document, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control, unless provided otherwise. 1.8 Consent Rights Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement (without enhancement or expansion thereof), including any RSA Definitive Document Requirements, with respect to the form and substance of the Plan, all exhibits

16 to the Plan, the Plan Supplement, the Disclosure Statement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.1.1 hereof) and fully enforceable as if stated in full herein. In case of a conflict between the consent rights of the applicable parties that are set forth in the Restructuring Support Agreement and those parties’ consent rights that are set forth in the Plan or the Plan Supplement, unless otherwise set forth in this Plan, the consent rights in the Restructuring Support Agreement shall control. Any and all consent rights of the Required Consenting Creditors or NCMI referenced in the Plan or the Restructuring Support Agreement, to the extent given, not given, or otherwise withheld, may be communicated by email transmission by counsel. ARTICLE II ADMINISTRATIVE AND PRIORITY CLAIMS 2.1 Administrative Claims In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. (a) Administrative Claims Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (a) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtor in the ordinary course of its business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtor or the Reorganized Debtor, as applicable; or (e) at such time and upon such terms as set forth in an order of the Bankruptcy Court. (b) Administrative Claims Bar Date All requests for payment of an Administrative Claim (other than Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court or Notice and Claims Agent, as applicable, and served on the Debtor and the Ad Hoc Group no later than the Administrative Claims Bar Date. Holders of Administrative Claims (other than Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtor or its property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Reorganized Debtor, in its sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Reorganized Debtor may also choose to object to any Administrative Claim no later than 90 days after the Administrative Claims Bar Date, except as otherwise ordered by the Court, subject to extensions by the Bankruptcy Court upon motion of the Debtor or Reorganized Debtor, as applicable, or agreement in writing of the parties. Unless the Debtor or the Reorganized Debtor object to a timely filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtor or the Reorganized Debtor object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be Allowed and, if so, in what amount.

17 2.2 Professional Fee Claims (a) Final Fee Applications All final requests for Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than forty-five (45) calendar days after the Effective Date. After notice and the opportunity for a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and paid in Cash in full. For the avoidance of doubt, the Restructuring Fees and Expenses shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance with Article 2.3 hereof, the Restructuring Support Agreement, the Cash Collateral Order, and the Plan, as applicable. (b) Professional Fee Escrow Account As soon as reasonably practicable after the Confirmation Date and no later than one (1) Business Day prior to the Effective Date, the Reorganized Debtor shall establish and fund the Professional Fee Escrow Account. On the Effective Date, the Debtor or Reorganized Debtor, as applicable, shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained by the Reorganized Debtor in trust solely for the benefit of the Retained Professionals. Such funds shall not be considered property of the Estate of the Debtor or the Reorganized Debtor. No Liens, Claims, or interests shall encumber the Professional Fee Escrow Account or Cash held on account of the Professional Fee Reserve Amount in any way. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtor from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order. When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claims that have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtor without any further action or order of the Bankruptcy Court. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Allowed Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article 2.1 hereof. (c) Professional Fee Reserve Amount To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Retained Professionals shall estimate their Professional Fee Claims prior to and as of the Confirmation Date and shall deliver such estimate to the Debtor, on or before the Confirmation Date. If a Retained Professional does not provide such estimate, the Reorganized Debtor may estimate the unbilled fees and expenses of such Retained Professional; provided, that, such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount. (d) Post-Confirmation Date Fees and Expenses Except as otherwise specifically provided in the Plan or the Confirmation Order, from on and after the Confirmation Date, the Reorganized Debtor shall pay in Cash the reasonable and documented legal fees and expenses incurred by the Debtor, the Reorganized Debtor, or the Creditors’ Committee’s Retained Professionals (as applicable) in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court. Upon the Confirmation Date, any requirement that Retained Professionals comply with Sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. (e) Substantial Contribution Compensation and Expenses Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to Sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtor or

18 Reorganized Debtor, as applicable, the Ad Hoc Group, NCMI, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before the Administrative Claims Bar Date. 2.3 Restructuring Fees and Expenses The Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Case on the dates on which such amounts would be required to be paid under the Cash Collateral Order or the Restructuring Support Agreement) without the requirement to file a fee application with the Bankruptcy Court, without the need for time detail, and without any requirement for review or approval by the Bankruptcy Court. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtor at least two (2) Business Days before the anticipated Effective Date; provided, that, such estimates shall not be considered to be admissions or limitations with respect to such Restructuring Fees and Expenses. 2.4 Priority Tax Claims Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with Sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. 2.5 Statutory Fees All fees due and payable pursuant to section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtor in full on the Effective Date. After the Effective Date, the Reorganized Debtor shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. The Debtor shall remain obligated to file post-confirmation quarterly reports and pay quarterly fees to the U.S. Trustee until the earliest date upon which the Chapter 11 Case is closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS 3.1 Classification of Claims and Interests The Plan is being proposed by the Debtor within the meaning of Section 1121 of the Bankruptcy Code. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with Section 1122 of the Bankruptcy Code. In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtor has not classified Administrative Claims, Professional Fee Claims, and Priority Tax Claims, as described in Article II. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date. Any Class that does not contain any Allowed Claims or Allowed Interests with respect to the Debtor will be treated in accordance with Article 3.5 below. Below is a chart assigning each Class a number for purposes of identifying each separate Class:

19 Summary of Classification and Treatment of Claims and Interests Class Description Status Entitled to Vote 1 Other Secured Claims Unimpaired No (deemed to accept) 2 Other Priority Claims Unimpaired No (deemed to accept) 3 Secured Debt Claims Impaired Yes 4 General Unsecured Claims Impaired Yes 5. General Unsecured Convenience Claims Unimpaired No (deemed to accept) 6 Section 510(b) Claims Impaired No (deemed to reject) 7 Existing NCM Interests Impaired No (deemed to reject) 3.2 Treatment of Classes of Claims and Interests Except to the extent that the Debtor and a Holder of an Allowed Claim agrees to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. (a) Class 1—Other Secured Claims (1) Classification: Class 1 consists of Other Secured Claims. (2) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable: (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code. (3) Impairment and Voting: Class 1 is Unimpaired. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan. (b) Class 2—Other Priority Claims (1) Classification: Class 2 consists of Other Priority Claims. (2) Treatment: Except to the extent that a Holder of an Other Priority Claim agrees to less favorable treatment on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable, payment in full in Cash or otherwise receive treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code. (3) Impairment and Voting: Class 2 is Unimpaired. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.

20 (c) Class 3—Secured Debt Claims (1) Classification: Class 3 consists of all Secured Debt Claims. (2) Allowance: The Secured Debt Claims shall be deemed Allowed Secured Claims in the aggregate amount of no less than $471.3 million, representing the Secured portion of the aggregate principal amount outstanding under the applicable Prepetition Documents, any accrued and unpaid interest, and makewhole premiums plus all other accrued and unpaid fees and other expenses payable under the applicable Prepetition Documents. The Secured Debt Claims shall be deemed to have Allowed Unsecured Deficiency Claims in the aggregate amount of approximately $486.3 million, representing the unsecured portion of the aggregate principal amount outstanding under the applicable Prepetition Documents, any accrued and unpaid interest, and makewhole premiums plus all other accrued and unpaid fees and other expenses payable under the applicable Prepetition Documents. The Secured Debt Claims constitute legal, valid, and binding obligations of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Secured Debt Claims exist. No portion of the Secured Debt Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity. (3) Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Secured Debt Claims, each Holder of a Secured Debt Claim shall receive its Pro Rata share of 100% New NCM Common Units subject to (a) dilution by the equity issued pursuant to (i) the Post-Emergence Management Incentive Plan and (ii) New NCM Common Units issued after the Effective Date to the counterparties to the ESAs pursuant to the CUAA, if any; and (b) (i) reallocation pursuant to NCMI 9019 Settlement and (ii) the Structuring Considerations. (4) Impairment and Voting: Class 3 is Impaired. Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan. (d) Class 4—General Unsecured Claims (1) Classification: Class 4 consists of General Unsecured Claims. (2) Allowance: Unsecured Note Claims shall be deemed Allowed in the aggregate amount of no less than $243.0 million, representing the principal amount outstanding under the Unsecured Note Indenture, accrued and unpaid interest, and makewhole premiums, plus all other accrued and unpaid fees and other expenses payable under the Unsecured Note Indenture. The Unsecured Note Claims constitute legal, valid, and binding obligations of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Unsecured Note Claims exist. No portion of the Unsecured Note Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity. All other General Unsecured Claims shall be subject to Article VII and the other terms of the Plan. (3) Treatment: On the Effective Date or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claims, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the GUC Cash Pool.

21 (4) Impairment and Voting: Class 4 is Impaired. Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan. (e) Class 5—General Unsecured Convenience Claims (1) Classification: Class 5 consists of all General Unsecured Convenience Claims. (2) Treatment: Each Holder of an Allowed General Unsecured Convenience Claim shall receive, in full and final satisfaction of such Claim payment in full in Cash on (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Convenience Claim. (3) Impairment and Voting: Class 5 is Unimpaired. Holders of Claims in Class 5 are conclusively presumed to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan. (f) Class 6—Section 510(b) Claims (1) Classification: Class 6 consists of all Section 510(b) Claims. (2) Treatment: Holders of Claims in Class 6 shall receive no recovery on account of such Claims. On the Effective Date, all such Claims shall be cancelled, released, extinguished, and discharged. (3) Impairment and Voting: Class 6 is Impaired. Holders of Claims in Class 6 are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan. (g) Class 7—Existing NCM Interests (1) Classification: Class 7 consists of all Existing NCM Interests. (2) Treatment: Holders of Existing NCM Interests shall be deemed to receive no recovery on account of their Interest in the Debtor and shall be cancelled. (3) Impairment and Voting: Class 7 is Impaired. Holders of Interests in Class 7 are deemed to reject the Plan and are not entitled to vote to accept or reject the plan. 3.3 Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Reorganized Debtor’s rights regarding any Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Claim. Unless otherwise Allowed, all Claims shall remain Disputed Claims under the Plan. 3.4 Controversy Concerning Impairment If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. 3.5 Elimination of Vacant Classes Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Combined Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

22 3.6 Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class. 3.7 Acceptance by Impaired Classes An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code or any insider under Section 101(31) of the Bankruptcy Code, (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan, and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan. 3.8 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class. The Debtor shall seek Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtor reserves the right to modify the Plan in accordance with Article X hereof (subject to the terms of the Restructuring Support Agreement) to the extent that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired, Impaired or otherwise to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan at any time before the Confirmation Date. ARTICLE IV PROVISIONS FOR IMPLEMENTATION OF THE PLAN 4.1 General Settlement of Claims and Interests Pursuant to Sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan and Confirmation Order, upon the Effective Date, the provisions of the Plan and Confirmation Order (including the terms of the Creditors’ Committee Settlement) shall constitute an integrated and global good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan relating to the contractual, legal, and subordination rights of Holders with respect to such Allowed Claims and Interests or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s integrated and global approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise, settlement, and transactions are in the best interests of the Debtor, its Estate, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to this Article IV, all distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final. 4.2 Creditors’ Committee Settlement Pursuant to Bankruptcy Rule 9019 and Section 1123 of the Bankruptcy Code, the provisions of the Plan shall constitute a good faith compromise and settlement by and among the Debtor, NCMI, the Creditors’ Committee, and the Consenting Creditors (the “Creditors’ Committee Settlement”), pursuant to which: (a) the Creditors’ Committee agrees to (i) not pursue the Reservation of Rights of the Official Committee of Unsecured Creditors to Debtor’s Application for Entry of an Order Authorizing the Employment and Retention of Latham & Watkins LLP as Special Litigation, Tax, and Corporate Counsel [Docket No. 293] or assert such claims as a basis for objection in any other matter, (ii) not file a “Challenge” as contemplated by and defined in the Cash Collateral Order, and (iii) affirmatively support the Plan and not object to or otherwise directly or indirectly, take any action that is inconsistent with, or is intended to frustrate, hinder, or delay any efforts to confirm, implement, or consummate the Plan; (b) treatment of certain Holders of Claims has been modified as set forth herein, including (i) the Unsecured Deficiency Claim is classified in Class 3 and receives the distribution set forth therein,

23 (ii) the GUC Cash Pool available for Holders of General Unsecured Claims has been increased to $15,000,000 and (iii) the threshold for General Unsecured Convenience Claims has been increased to $50,000 with an option for holders of Allowed General Unsecured Claims (other than Unsecured Funded Debt Claims) above $50,000 to opt into treatment for General Unsecured Convenience Claims and reduce its Allowed General Unsecured Claim to $50,000; (c) the Debtor shall assume at least 88% of the Network Affiliate Agreements (as defined in the motion to approve the New Regal Affiliate Advertising Agreement [Docket No. 283]) based on the aggregate value of such agreements, which requirement is deemed satisfied based on the Schedule of Rejected Executory Contracts and Unexpired Leases filed in the Notice of Filing of Initial Plan Supplement for First Amended Chapter 11 Plan or Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 304]; and (d) the Debtor or Reorganized Debtor, as applicable, and the Ad Hoc Group agree to work in good faith with the Creditors’ Committee to address any material General Unsecured Claims subject to an objection or potential objection, with the settlement of such Claims subject to the consent of the Creditor’s Committee, not to be unreasonably withheld. 4.3 NCMI 9019 Settlement Pursuant to Bankruptcy Rule 9019 and Section 1123 of the Bankruptcy Code, the provisions of the Plan shall constitute a good faith compromise and settlement by and among the Debtor, NCMI, and the Consenting Creditors (the “NCMI 9019 Settlement”), pursuant to which, in exchange for NCMI’s agreement to (i) affirm its obligations under the Joint Venture Agreements (other than the Regal ESA, if such agreement is terminated), including NCMI’s continued performance under the Tax Receivable Agreement and CUAA, to preserve the Up-C Structure on and after the Effective Date, (ii) take all necessary corporate actions to facilitate the Restructuring Transactions, (iii) cause the issuance of the New NCM Common Units, in its capacity as manager of the Debtor, to the Holders of Secured Debt Claims as set forth herein, (iv) make a capital contribution of all existing NCMI cash on hand as of the Effective Date (in an estimated amount of approximately $15 million) into Reorganized Debtor (the “NCMI 9019 Capital Contribution”), (v) issue to the Holders of Secured Debt Claims (including the Blocker Entities) or their designee(s) Preferred Shares entitling the Holders thereof to voting rights equal to the economic interests held by such Holders in the Reorganized Debtor; (vi) enter into a new tax receivable agreement with holders of New NCM Common Units that opt to not make an NCMI Election and that do not participate in a Blocker Merger; (vii) enter into the Director Designation Agreements, and (viii) comprise the New Board of NCMI pursuant to Article 4.19 hereof, NCMI shall receive (a) the NCMI Unit Reallocation and (b) for itself and its officers and directors, the protections afforded to plan participants under Section 1125(e) of the Bankruptcy Code. Pursuant to the NCMI 9019 Settlement and in accordance with the Restructuring Transactions Memorandum, on the Effective Date or as soon as reasonably practicable thereafter, the Holders of the Secured Debt Claims, after receiving the initial allocation of the New NCM Common Units pursuant to the Plan, shall be deemed to reallocate approximately 11.5% of the initial total New NCM Common Units to NCMI (the “NCMI Unit Reallocation”), which amount shall be adjusted based on the amount of the NCMI 9019 Capital Contribution (which, for the avoidance of doubt, excludes the $500,000 additional contribution that NCMI will make directly into the GUC Cash Pool, for which NCMI will not receive any New NCM Common Units) made on the Effective Date, subject to dilution by the equity issued pursuant to (i) the Post-Emergence Management Incentive Plan and (ii) New NCM Common Units issued after the Effective Date to counterparties to the ESAs pursuant to the CUAA, if any, and subject to the Structuring Considerations. After giving effect to the NCMI Unit Reallocation, the percentage of the total New NCM Common Units deemed issued to NCMI shall be further adjusted by the additional units deemed issued to NCMI pursuant to the NCMI Secured Debt Claims. Following the calculation of such percentage, and fixing the number of New NCM Common Units actually issued to NCMI to equal the number of outstanding shares of NCMI Common Stock as of the Effective Date (without giving effect to the Structuring Considerations) the actual number of New NCM Common Units issued to the parties other than NCMI shall then be calculated (the “Other NCM Common Units”). The Other NCM Common Units redeemed or exchanged in an NCMI Election or owned by a Blocker Entity prior to a Blocker Merger shall also be held by NCMI and correspond with the shares of NCMI Common Stock issued in such transactions.

24 4.4 Restructuring Transactions On or about the Effective Date, the Debtor or the Reorganized Debtor may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Support Agreement and the Plan (collectively, the “Restructuring Transactions”), including: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, contribution, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable law; (d) such other transactions that are required to effectuate the Restructuring Transactions in a tax efficient manner for the Debtor, NCMI, and Consenting Creditors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (e) the execution, delivery, and filing, if applicable, of the Exit Facility Documents, if any; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law and that are consistent with the Plan and the Restructuring Support Agreement. The Restructuring Transactions shall include, but are not limited to, the Restructuring Transactions set forth in the Restructuring Transactions Memorandum. The Confirmation Order shall and shall be deemed to, pursuant to Sections 363 and 1123 of the Bankruptcy Code, authorize the Restructuring Transactions, including, without limitation, those set forth in the Restructuring Transactions Memorandum, which shall and shall be deemed to occur in the sequence set forth therein. The Confirmation Order shall and shall be deemed to, pursuant to both Sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate consistent with the Restructuring Support Agreement (including the RSA Definitive Document Requirements) to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan. 4.4.1 Structuring Considerations The Restructuring Transactions shall be subject to the following considerations (the “Structuring Considerations”): (a) Holders of Secured Debt Claims (other than NCMI), or their designee(s), shall have the option, with notice to the Debtor and NCMI (which notice may be provided on the Holder’s Ballot) no later than twenty (20) Business Days after the Confirmation Date, to have any New NCM Common Units to which such holder is otherwise entitled to receive pursuant to this Plan immediately redeemed by NCM, LLC in exchange for a corresponding amount of shares of NCMI Common Stock, effective simultaneously with the distribution of New NCM Common Units pursuant to this Plan, and thus receive shares of NCMI Common Stock in lieu of New NCM Common Units upon emergence on the Effective Date (an “NCMI Election”); provided, however, that all Holders of Secured Debt Claims (other than NCMI) shall be deemed to have made an NCMI Election unless otherwise indicated in a notice to the Debtor and NCMI. Holders that opt to not make an NCMI Election (subject to minimum holdings thresholds to be reasonably agreed by NCM, NCMI and the Consenting Creditors) may execute a tax receivable agreement with NCMI and the Reorganized Debtor substantially similar, to the extent applicable, to the provisions of the Tax Receivable Agreement entitling such holders to share in tax benefits arising from such holder’s later exchange of New NCM Common Units for shares of NCMI Common Stock with modifications necessary to address the administrative burden and expense associated with the number of holders party to the agreement; (b) Holders of Secured Debt Claims (other than NCMI), or their designee(s), shall have the option to transfer their Secured Debt Claims to one or more newly formed entities prior to or on the Effective Date, which entities shall be treated as Holders of Secured Debt Claims for all purposes of this Plan;

25 provided, that any such entity holding Secured Debt Claims must (x) be at all times since the date of formation of such entity, classified as an association taxable as a corporation for U.S. federal income tax purposes, (y) own, at all times since the date of formation of such entity, no material assets other than (1) cash, (2) Secured Debt Claims, and/or (3) New NCM Common Units and/or shares of NCMI Common Stock issued in exchange therefor and (z) have incurred since the date of formation of such entity no material liabilities other than liabilities arising as a result of ownership of assets described in clause (y) (such entities and the successors thereto, including the resulting successor entity in connection with a Blocker Merger (excluding NCMI and its Subsidiaries) the “Blocker Entities”); (c) holders of equity in Blocker Entities shall have the right to require no later than twenty (20) Business Days after the Confirmation Date that any such Blocker Entities be merged with or acquired by NCMI or an affiliate thereof, such that the holders of such Blocker Entities receive shares of NCMI Common Stock of an amount equivalent to the number of New NCM Common Units owned by such Blocker Entity as of the date of such merger or acquisition (a “Blocker Merger”); (d) each such holder of equity in a Blocker Entity who exercises its right to consummate a Blocker Merger, in accordance the terms of this Article 4.4.1, shall take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with NCMI and the Debtor in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practical, such Blocker Merger and other transactions contemplated in connection therewith, including to: (i) cause the terms and conditions set forth in the documents memorializing such Blocker Merger, which terms and conditions shall be customary, to be satisfied or fulfilled; (ii) obtain all necessary or appropriate consents, waivers and approvals under any agreement or governmental authorities, including the Bankruptcy Court; (iii) make all necessary registrations, declarations and filings with such governmental authorities, that are reasonably necessary, proper or advisable to consummate and make effective such Blocker Merger and all other transactions contemplated thereunder; and (iv) execute or deliver any instruments reasonably necessary to consummate such Blocker Merger and all other transactions contemplated thereunder, and to carry out the purposes thereof; (e) NCMI will promptly take all actions necessary to ensure the foregoing can be accomplished prior to or in connection with the Effective Date, including but not limited to (A) promptly conducting a shareholder vote (the “Shareholder Vote”) to (x) consummate an Increased Share Authorization Event to account or provide for the shares of NCMI Common Stock that will be (1) issuable to all Holders of Secured Debt Claims (or their designee(s)) that have elected to receive shares of NCMI Common Stock pursuant to the NCMI Election or a Blocker Merger, (2) issuable to holders of New NCM Common Units that elect to redeem their New NCM Common Units in exchange for shares of NCMI Common Stock, (y) to the extent necessary, approve one or more Blocker Mergers and (z) approve any additional matters in connection with the Restructuring Transactions, and (3) issuable pursuant to the Post-Emergence Management Incentive Plan; and (B) issuing the Preferred Shares to the Holders of Secured Debt Claims, their designee(s) or agent(s) or Blocker Entities to ensure that such Holders of the New NCM Common Units or their designees or agent(s) have voting rights at NCMI equal to their economic interests in NCM, LLC; and (f) the foregoing structure related to the issuance and distribution of New NCM Common Units and/or shares of NCMI Common Stock as it relates to the Holders of Secured Debt Claims shall be in form and substance acceptable to the Required Consenting Creditors. 4.5 New NCM Common Units Subject to the Restructuring Transactions, the Structuring Considerations, and the NCMI 9019 Settlement, the Reorganized Debtor shall issue and distribute, or otherwise transfer, the New NCM Common Units pursuant to the Plan. The issuance and distribution, or other transfer, on the Effective Date (or as soon as reasonably practicable thereafter) of New NCM Common Units in accordance with the terms of Article III hereof shall be authorized. All New NCM Common Units issued under the Plan shall be duly authorized, validly issued, fully paid, and non- assessable (as applicable). As a condition to receiving the New NCM Common Units, Holders of Allowed Claims in

26 Class 3 who have not made an NCMI Election shall be required to execute and deliver the Amended LLC Agreement in substantially the form provided in the Plan Supplement; provided, however, that, notwithstanding any failure to execute the Amended LLC Agreement, all Holders of New NCM Common Units shall be deemed as a result of having accepted distributions of New NCM Common Units pursuant to the Plan, to have accepted the terms of the Amended LLC Agreement (solely in their capacity as members of Reorganized Debtor) and to be parties thereto without further action or signature. The Amended LLC Agreement shall be effective as of the Effective Date and, as of such date, shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each Holder of New NCM Common Units shall be bound thereby in all respects. 4.6 Post-Emergence Management Incentive Plan Within 150 days after the Effective Date, the New Board will adopt a management incentive plan, which plan shall reserve for officers and directors of the Reorganized Debtor (including management of the Reorganized Debtor employed by NCMI) up to 10% of the shares of NCMI Common Stock on a fully diluted and as- converted/exchanged basis with structure and grants to be determined by the New Board (the “Post-Emergence Management Incentive Plan”). Following the implementation of the Post-Emergence Management Incentive Plan, the issuance of the New NCM Common Units and any equity reserved for issuance under the Post-Emergence Management Incentive Plan (to the extent applicable) shall be authorized without the need for any further corporate action and without any further action by the Debtor and the Reorganized Debtor or any of their equity holders, as applicable. 4.7 The Exit Facility On the Effective Date, the Reorganized Debtor may enter into an Exit Facility, the terms of which will be set forth in the Exit Facility Documents. Confirmation of the Plan shall be deemed approval of any Exit Facility and the Exit Facility Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtor to enter into and execute the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents; and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtor and the persons and Entities granting such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and that any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. 4.8 Exemption from Registration Requirements The offering, issuance, and distribution of any Securities, including all New NCM Common Units, Preferred Shares and NCMI Common Stock pursuant to the Plan, will be exempt from the registration requirements of Section 5 of the Securities Act or any similar federal, state, or local law in reliance on Section 1145 of the Bankruptcy Code or, only to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act.

27 All New NCM Common Units, Preferred Shares and NCMI Common Stock to be issued to Holders of Secured Debt Claims will be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law. Similarly, in light of NCMI’s status as an affiliate of the Debtor and its participation in the NCMI 9019 Settlement and other aspects of the Plan, the Preferred Shares and shares of NCMI Common Stock to be issued to Holders of Secured Debt Claims, with such Holders having exchanged such Claims for New NCM Common Units, Preferred Shares and/or NCMI Common Stock and subsequently redeemed such units and Preferred Shares for a corresponding number of shares of NCMI Common Stock in accordance with the Plan, will be issued under the Plan without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code to the maximum extent permitted by Law. The New NCM Common Units are subject to restrictions on transferability pursuant to the Amended LLC Agreement. Recipients of the New NCM Common Units, Preferred Shares and shares of NCMI Common Stock are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws and will be required to accept and conclusively rely upon the Plan and the Confirmation Order in lieu of a legal opinion whether the New NCM Common Units, Preferred Shares or shares of NCMI Common Stock are exempt from registration. 4.9 Subordination The allowance, classification, and treatment of satisfying all Claims and Interests proposed under the Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, Section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently. Accordingly, distributions under the Plan to Holders of Allowed Claims and Allowed Interests will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided, that, any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder or the Plan is revoked or withdrawn. 4.10 Vesting of Assets in the Reorganized Debtor Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including with respect to the Restructuring Transactions and the Exit Facility Documents), on the Effective Date, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property in the Debtor’s Estate, all Causes of Action, and any property acquired by the Debtor under the Plan shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. 4.11 Cancellation of Instruments, Certificates, and Other Documents On the Effective Date, except with respect to any Exit Facility, the New NCM Common Units, the Amended LLC Agreement or any other document included in the Plan Supplement, and as otherwise provided in the Plan: the obligations of the Debtor under the Prepetition Documents, and any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtor giving rise to any Claim or Interest shall be cancelled, without any need for a Holder to take further action with respect thereto, and the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; provided, that, notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim shall continue in effect solely for (1) purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim as provided herein, and (2) permit the Agents and the Trustees to make or assist in making, as applicable, distributions pursuant to the Plan and deduct therefrom such reasonable compensation, fees, and expenses (a) due to the Agents or the Trustees, or (b) incurred by the Agents or the Trustees in making such distributions, to the extent not otherwise satisfied by the Debtor. Except as provided in this Plan, on the Effective Date, the Agents and the Trustees and their respective agents, successors and assigns shall be automatically and fully discharged of all duties

28 and obligations associated with the Prepetition Documents; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtor, except to the extent set forth in or provided for under the Plan. The commitments and obligations of the lenders or Holders under the Prepetition Documents to extend any further or future credit or financial accommodations to the Debtor, its subsidiaries or any successors or assigns under the Prepetition Documents, to the extent there were any remaining commitments or obligations, shall fully terminate and be of no further force or effect on the Effective Date. Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters that, by their express terms, survive the termination of the Prepetition Documents shall survive the occurrence of the Effective Date, including the rights of the Agents and the Trustees, as applicable, to expense reimbursement, indemnification, and similar amounts. 4.12 Sources for Plan Distributions The Debtor shall fund distributions (including the funding of the GUC Cash Pool) under the Plan with: (a) Cash on hand, including Cash from operations; (b) the proceeds of the Exit Facility and the loans thereunder, if any; and (c) the NCMI 9019 Capital Contribution to be issued. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in any post-Effective Date agreement (including the Exit Facility Documents, if any, and Amended LLC Agreement), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the Reorganized Debtor deems appropriate. 4.13 Corporate Action Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtor, the Reorganized Debtor, or any other Entity, including: (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) the appointment of the New Board; (c) the entry into the Exit Facility and the execution, entry into, delivery and filing of the Exit Facility Documents, if any; (d) the adoption and/or filing of the Amended LLC Agreement and any other amended organizational documents required to implement the Restructuring Transactions; (e) the issuance and distribution, or other transfer, of the New NCM Common Units as provided herein; (f) the implementation of the Restructuring Transactions; and (g) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether proposed to occur before, on, or after the Effective Date). All matters provided for in the Plan involving any limited liability company action required by the Debtor, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security Holders, directors, managers, authorized persons, or officers of the Debtor. On or (as applicable) before the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions consistent with the Plan and the Restructuring Support Agreement) in the name of and on behalf of the Reorganized Debtor, as applicable, including the Exit Facility Documents, if any, and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article 4.13 shall be effective notwithstanding any requirements under non-bankruptcy law. 4.14 Corporate Existence Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including, but not limited to, the Restructuring Transactions, the Amended LLC Agreement, and the Exit Facility Documents, if any), on the Effective Date, the Debtor shall continue to exist after the Effective Date as a separate, limited liability company with all the powers of a limited liability company pursuant to applicable Law, except to the extent such formation documents are amended and restated, converted or otherwise modified by the Plan, the Plan Supplement (including the Restructuring Transaction Memorandum, the Amended LLC

29 Agreement, and the Exit Facility Documents, if any), or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law). 4.15 Amended LLC Agreement and New Governance Documents On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtor’s Amended LLC Agreement and New Governance Documents shall be adopted and amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the Amended LLC Agreement, the New Governance Documents, the Restructuring Support Agreement, and the Exit Facility Documents, if any, as applicable, and the Bankruptcy Code. To the extent required under the Plan or applicable non-bankruptcy law, the Reorganized Debtor will file its Amended LLC Agreement or applicable New Governance Documents with the applicable Secretary of State and/or other applicable authorities in its state of formation in accordance with the applicable laws thereof. The Amended LLC Agreement and New Governance Documents shall, among other things: (a) authorize the issuance of the New NCM Common Units; and (b) pursuant to and only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to Article 4.14 of the Plan, the Reorganized Debtor may amend and restate its formation and constituent documents as permitted by applicable law and the terms of the Amended LLC Agreement, the New Governance Documents, the Restructuring Support Agreement, and the Plan. 4.16 Indemnification Provisions in Organizational Documents As of the Effective Date and consistent with applicable law, the Reorganized Debtor’s formation documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtor or Reorganized Debtor, and such current directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as set forth in the Indemnification Provisions, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. The Reorganized Debtor shall not amend and/or restate its organizational documents after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtor, and such current directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the immediately preceding sentence. For the avoidance of doubt, as used in this Article 4.16, “current” refers to covered Entities that serve as of the Petition Date, regardless of whether such Entities cease serving in such capacities thereafter. 4.17 Effectuating Documents; Further Transactions On and after the Effective Date, the Reorganized Debtor, and the officers, manager, and members of the board of managers (or other governing body) thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, and the Exit Facility Documents, if any, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan. 4.18 Section 1146(a) Exemption To the fullest extent permitted by Section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor or the Reorganized Debtor; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Exit Facility, if any, as applicable; or (e) the making, delivery, or recording

30 of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment. All appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of Section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. 4.19 Management of the Reorganized Debtor and NCMI On and after the Effective Date, the Reorganized Debtor shall continue to be managed by NCMI pursuant to the Amended LLC Agreement and the MSA. On the Effective Date, the board of directors at NCMI shall be replaced with the New Board. The New Board shall initially include nine (9) members with the following composition: (a) Six (6) directors shall be designated by the Required Consenting Creditors, three (3) of whom must be independent pursuant to NASDAQ’s corporate governance requirements; (b) Two (2) directors shall be nominated by NCMI’s current Nominating and Governance Committee, both of which must be independent pursuant to NASDAQ’s corporate governance requirements; provided, that, the Nominating and Governance Committee in place prior to the Effective Date shall appoint such initial directors for a term of one (1) year, and any subsequent appointments shall be made by the Nominating and Governance Committee as constituted after the Effective Date (as it may be reconstituted from time to time); and (c) the Chief Executive Officer of NCMI. Following the Effective Date, the composition of the board of directors at NCMI shall be populated in accordance with the Director Designation Agreements. If, immediately after the Effective Date (and after giving effect to the Restructuring Transactions), Cinemark retains a five percent (5%) or greater interest in NCMI, then the New Board shall be expanded to eleven (11) members and Cinemark shall appoint two (2) additional directors, one of whom must be independent, in accordance with any director designation agreement between NCMI and Cinemark. For the one year-period noted above, if the Reorganized Debtor and NCMI collectively have more than $15 million in liquidity, including unrestricted cash and revolver availability, any related-party transaction with the Consenting Creditors or their affiliates at the Reorganized Debtor or NCMI (including, but not limited to, any transaction involving the incurrence of new debt or any issuance of equity, equity derivative or convertible debt at the Reorganized Debtor or NCMI issued to the Consenting Creditors or their affiliates) requires the affirmative consenting vote of (i) both independent directors appointed by the current Nominating and Governance Committee, or (ii) two- thirds of the following: all independent directors of the board and the Chief Executive Officer in the aggregate, voting as one group. 4.20 Preservation of Causes of Action Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtor’s rights to commence, prosecute, or

31 settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action, including Avoidance Actions, against them as any indication that the Debtor or the Reorganized Debtor will not pursue any and all available Causes of Action against them. The Debtor and the Reorganized Debtor expressly reserve all rights to commence, pursue, and prosecute any and all Causes of Action against any Entity, including Avoidance Actions, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtor expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article 4.20 include any claim or Cause of Action with respect to, or against, a Released Party. In accordance with Section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article 4.20 that the Debtor may hold against any Entity shall vest in the Reorganized Debtor. The Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court. ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, including, for the avoidance of doubt, the Joint Venture Agreements, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts or leases to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above- described assumptions and assignments, all pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. Pursuant to the Creditors’ Committee Settlement, the Debtor shall assume at least 88% of the Network Affiliate Agreements (as defined in the motion to approve the New Regal Affiliate Advertising Agreement [Docket No. 283]) based on the aggregate value of such agreements, which requirement is deemed satisfied based on the Schedule of Rejected Executory Contracts and Unexpired Leases filed in the Notice of Filing of Initial Plan Supplement for First Amended Chapter 11 Plan or Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 304]. Except as otherwise provided herein or agreed to by the Debtor and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Subject to the Creditors’ Committee Settlement, notwithstanding anything to the contrary in the Plan, the Debtor (subject to the RSA Definitive Document Requirements) or Reorganized Debtor, as applicable, reserves the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date. Modifications, amendments, supplements, and restatements

32 to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. 5.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases The Debtor or the Reorganized Debtor, as applicable, shall pay undisputed Cure Claims, if any, on (1) the Effective Date or as soon as reasonably practicable thereafter as dictated by the Debtor’s ordinary course of business, for Executory Contracts and Unexpired Leases assumed as of the Effective Date or (2) the assumption effective date, if different than the Effective Date. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtor or the Reorganized Debtor of the Cure Claim; provided, that nothing herein shall prevent the Reorganized Debtor from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Reorganized Debtor also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Cure Claim payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided, that, the Reorganized Debtor may settle any such dispute without any further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity. At least fourteen (14) days prior to the Combined Hearing, the Debtor shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Claim amounts to be sent to applicable third parties (with such Cure Claim being $0.00 if no amount is listed in the notice), which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment on any grounds or related amount of the Cure Claim must be Filed, served, and actually received by the Debtor no later than the date specified in the notice (which specified date shall be at least fourteen (14) days following service of the notice). Any counterparty to an Executory Contract or Unexpired Lease that failed to timely object to the proposed assumption will be deemed to have assented to such assumption or assumption and assignment and any objection shall be Disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtor or any other party in interest or any further notice to or action, Order, or approval of the Bankruptcy Court. The Debtor or Reorganized Debtor, as applicable, reserves the right to reject any Executory Contract or Unexpired Lease in resolution of any cure disputes. Notwithstanding anything to the contrary herein, if at any time the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtor or Reorganized Debtor, as applicable, shall have the right, at such time, to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease shall be deemed rejected as the Effective Date. In the event of a timely Filed objection regarding (i) the amount of any Cure Claim; (ii) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (iii) any other matter pertaining to assumption or the cure payments required by Section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Debtor or the Reorganized Debtor, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Article 5.2, in the amount and at the time dictated by the Debtor’s ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease

33 at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Case, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article 5.2, in the amount and at the time dictated by the Debtor ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. The Confirmation Order will constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. 5.3 Rejection Damages Claims In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Notices and Claims Agent and served upon counsel for the Debtor, the Reorganized Debtor, and the Consenting Creditors no later than fifteen (15) days after the date of entry of a Final Order of the Bankruptcy Court (including the Confirmation Order) approving such rejection of such Executory Contract or Unexpired Lease. Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III hereof. 5.4 Insurance Policies To the extent the Debtor is a party thereto or a named insured, any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code. To the extent applicable, the Debtor or the Reorganized Debtor, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect as of the Petition Date. Any current and former directors, officers, managers, and employees of the Debtor who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date subject to the terms of such policy. Notwithstanding anything to the contrary in the Plan, the Debtor or the Reorganized Debtor shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtor or Reorganized Debtor may deem necessary. The Debtor shall continue to satisfy any applicable insurance policies in full and continue such programs in the ordinary course of business. Each of the Debtor’s insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, with respect to any policies where the Debtor is a named insured or a counterparty: (a) the Debtor shall be deemed to have assumed all such insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtor. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s assumption of all such insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtor under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

34 5.5 Contracts and Leases After the Petition Date Contracts and leases entered into after the Petition Date by the Debtor, including any Executory Contracts and Unexpired Leases assumed under Section 365 of the Bankruptcy Code, will be performed by the Debtor or Reorganized Debtor in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order. 5.6 Reservation of Rights Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtor or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtor or the Reorganized Debtor, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease. 5.7 Nonoccurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired. ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS 6.1 Distributions on Account of Claims Allowed as of the Effective Date Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of the applicable Claim, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date or as soon as reasonably practical thereafter; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article 2.4 hereof. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtor and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no more frequently than once in every ninety (90) day period after the Effective Date, as necessary, in the Reorganized Debtor’s sole discretion. (a) Powers of Distribution Agent The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof, provided, however, that such Distribution Agent shall waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent. Notwithstanding any provision in the Plan to the contrary, distributions to Unsecured Noteholders and Secured Noteholders, as applicable, may be made to or at the direction of the Trustees, who may act as Distribution Agents (or direct the Distribution Agent) for distributions to Unsecured Noteholders and Secured Noteholders, as applicable, in accordance with the Plan and the applicable indentures. As applicable, the Trustees may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with the customary practices of DTC. Notwithstanding anything to the contrary herein, such distributions shall be subject in all respects to any rights of the Trustees to assert

35 a charging lien against such distributions. All distributions to be made to Unsecured Noteholders and Secured Noteholders through DTC shall be made eligible for distributions through the facilities of DTC and, for the avoidance of doubt, under no circumstances will the Trustees be responsible for making or required to make any distribution under the Plan to Unsecured Noteholders and Secured Noteholders, as applicable, if such distribution is not eligible to be distributed through the facilities of DTC. (b) Expenses Incurred On or After the Effective Date The Debtor or the Reorganized Debtor, as applicable, shall pay to the Distribution Agent all reasonable and documented fees and expenses of such Distribution Agent without the need for any approvals, authorizations, actions, or consents, except as otherwise ordered by the Bankruptcy Court. The Distribution Agent shall submit invoices to the Debtor or the Reorganized Debtor, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement, and the Debtor or the Reorganized Debtor, as applicable, shall pay those amounts that either deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtor or the Reorganized Debtor, as applicable, deem to be unreasonable. In the event that the Debtor or the Reorganized Debtor, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtor or the Reorganized Debtor, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtor or the Reorganized Debtor, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. 6.2 Special Rules for Distributions to Holders of Disputed Claims Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. 6.3 Delivery of Distributions (a) Record Date for Distributions As of the Distribution Record Date, the various transfer registers for each Class of Claims entitled to distributions under the Plan as maintained by the Debtor or its respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims or Interests. The Distribution Agent shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtor nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount. The Distribution Record Date shall not apply to publicly held Securities deposited with DTC and, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtor or the Reorganized Debtor, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions. (b) Distribution Process Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the applicable register or in the Debtor’s records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided, that, the manner of such distributions shall be determined at the discretion of the Reorganized Debtor.

36 (c) Compliance Matters In connection with the Plan, to the extent applicable, the Reorganized Debtor, NCMI, and the Distribution Agent shall comply with all applicable withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim or any other Person that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Notwithstanding any provision in the Plan, any document included in the Plan Supplement, or any other Definitive Document to the contrary, the Reorganized Debtor, NCMI, and the Distribution Agent shall have the right, but not the obligation, to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including (i) withholding distributions pending receipt of information necessary to facilitate such distributions and (ii) in the case of a non-Cash distribution that is subject to withholding, withhold an appropriate portion of such property and either liquidate such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. The Reorganized Debtor and NCMI reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Any amounts withheld or reallocated pursuant to this Article 6.3(c) shall be treated as if distributed to the Holder of the Allowed Claim. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Reorganized Debtor, NCMI, and the Distribution Agent, or such other Person designated by the Reorganized Debtor, NCMI, or the Distribution Agent, IRS Form W-9 or, if the payee is a foreign Person, an applicable IRS Form W-8, or any other forms or documents reasonably requested by the Reorganized Debtor, NCMI, or the Distribution Agent to reduce or eliminate any withholding required by Governmental Unit. If such request is made by the Reorganized Debtor, NCMI, or the Distribution Agent, or such other Person designated by the Reorganized Debtor, NCMI, or the Distribution Agent, and the Holder fails to comply within ninety (90) days after not less than two (2) requests have been made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor or NCMI, as applicable, and any Claim in respect of such distribution shall be forever barred from assertion against any Debtor, the Reorganized Debtor, NCMI, and their respective property. (d) Foreign Currency Exchange Rate Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. (e) Fractional, Undeliverable, and Unclaimed Distributions (1) Fractional Distributions. No fractional New NCM Common Units or shares of NCMI Common Stock shall be distributed. Whenever any distribution of fractional units of New NCM Common Units or shares of NCMI Common Stock would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding down of such fraction to the nearest New NCM Common Unit or NCMI common share, as applicable. Any Cash distributions shall reflect a rounding down of such cash to the nearest penny. No consideration shall be provided in lieu of fractional shares or cash amounts that are rounded down. None of the Reorganized Debtor, NCMI, or the Distribution Agent shall have any obligation to make a distribution that is less than one (1) share of New NCM Common Units or one (1) NCMI common share, as applicable. (2) Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtor

37 or NCMI, as applicable, for one (1) year after the Effective Date at which time such distribution reverts to the Reorganized Debtor or NCMI, as applicable, or is cancelled pursuant to Article 6.3(e)(4), and shall not be supplemented with any interest, dividends, or other accruals of any kind. (3) Failure to Present Checks. Checks issued by the Reorganized Debtor (or its Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days of the Effective Date shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtor or its property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment laws, all such distributions shall revert to the Reorganized Debtor. Nothing contained herein shall require the Reorganized Debtor to attempt to locate any Holder of an Allowed Claim. (4) Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of one (1) year after the Effective Date shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Reorganized Debtor or NCMI, as applicable, and, to the extent such Unclaimed Distribution is New NCM Common Units or shares of NCMI Common Stock, shall be deemed cancelled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. (f) Surrender of Cancelled Instruments or Securities On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtor, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article 6.3(f) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan. (g) Minimum Distributions Notwithstanding anything herein to the contrary, the Reorganized Debtor, NCMI, and the Distribution Agents shall not be required to make distributions or payments of less than $50 (whether Cash or otherwise). 6.4 Claims Paid or Payable by Third Parties (a) Claims Paid by Third Parties A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution

38 to the Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid. (b) Claims Payable by Insurance Carriers No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. (c) Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtor or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. 6.5 No Postpetition or Default Interest on Claims Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Debtor’s prepetition funded indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim shall be entitled to: (i) interest accruing on or after the Petition Date on any such Claim; or (ii) interest at the contract default rate, as applicable. 6.6 Setoffs Except as otherwise expressly provided for herein, the Reorganized Debtor, pursuant to the Bankruptcy Code (including Section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that the Debtor or the Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Reorganized Debtor of any such Claims, rights, and Causes of Action that the Reorganized Debtor may possess against such Holder. In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise. 6.7 Allocation Between Principal and Accrued Interest Except as otherwise provided herein or as otherwise required by law (as reasonably determined by the Reorganized Debtor or NCMI, as applicable), the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to interest, if any, on such Allowed Claim accrued through the Effective Date.

39 ARTICLE VII PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS This Article VII shall not apply to Secured Debt Claims or Unsecured Funded Debt Claims, which Claims shall be Allowed in full and will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection or any other challenges under any applicable law or regulation by any Person or Entity. 7.1 Allowance of Claims Except as expressly provided in the Plan or in any Order entered in the Chapter 11 Case before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Case allowing such Claim. The Debtor or Reorganized Debtor may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. 7.2 Objections to Claims Except as otherwise specifically provided in this Plan or the Confirmation Order, the Debtor, and after the Effective Date, the Reorganized Debtor, shall have the sole authority to: (a) File, withdraw, or litigate to judgment objections to Claims or Interests; (b) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (c) administer and adjust the Debtor’s Claims register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, the Reorganized Debtor shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Disputed Interest, including the Causes of Action retained pursuant to Article 4.20 of the Plan. A motion to extend the Claims Objection Deadline shall automatically extend the deadline until the Court enters an order on such motion. 7.3 Estimation of Claims Before or after the Effective Date and subject to the Creditors’ Committee’s consent rights set forth in Article 4.2(d), the Debtor or Reorganized Debtor, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim, subject to the Creditors’ Committee’s consent rights set forth in Article 4.2(d). Notwithstanding Section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to Section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. 7.4 No Distribution Pending Allowance If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

40 7.5 Distribution After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law. 7.6 No Interest Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. 7.7 Adjustment to Claims Without Objection Any duplicate Claim or Interest, any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled or otherwise expunged (including pursuant to the Plan or the Confirmation Order), may be adjusted or expunged (including on the Claims register, to the extent applicable) by the Reorganized Debtor without having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Bankruptcy Court. 7.8 Disallowance of Claims All Claims of any Entity from which property is sought by the Debtor under Sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtor or the Reorganized Debtor allege is a transferee of a transfer that is avoidable under Sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtor or the Reorganized Debtor, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned Sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court. All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court. Except as provided herein or otherwise agreed to by the Debtor or the Reorganized Debtor, as applicable, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Filed Claim has been deemed timely Filed by a Final Order. ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN 8.1 Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies Except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan (including the Exit Facility Documents, if any, and the Amended LLC Agreement): (a) the distributions, rights, and treatment that are provided in the Plan shall be

41 in complete satisfaction, discharge, and release, effective as of the Effective Date, of any and all Claims after the Effective Date by the Reorganized Debtor), Interests after the Effective Date by the Reorganized Debtor, and Causes of Action against the Debtor of any nature whatsoever including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such liability relates to services performed by employees of the Debtor prior to the Effective Date and that arises from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any interest accrued on Claims or Interests from and after the Petition Date, and all other liabilities against, liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties; (b) the Plan shall bind all Holders of Claims and Interests; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtor’s liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtor, the Debtor’s Estate, the Reorganized Debtor, its successors and assigns, and its assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, in each case regardless of whether or not: (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code; (iii) the Holder of such a Claim or Interest has accepted, rejected or failed to vote to accept or reject the Plan; or (iv) any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan (including the NCMI 9019 Settlement), the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies (including the NCMI 9019 Settlement), as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtor may compromise and settle Claims against the Debtor and its Estate and Causes of Action against other Entities. 8.2 Releases by the Debtor NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTOR, THE REORGANIZED DEBTOR, AND ITS ESTATE FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTOR OR ITS ESTATE, THAT THE DEBTOR, THE REORGANIZED DEBTOR, OR ITS ESTATE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, THE DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR’S (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTOR AND THE OWNERSHIP THEREOF, THE DEBTOR’S IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTOR), ANY INTERCOMPANY TRANSACTIONS, THE PREPETITION DOCUMENTS, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE

42 PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASE, THE FILING OF THE CHAPTER 11 CASE, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW NCM COMMON UNITS OR EQUITY OF NCMI ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (I) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, (II) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTOR’S OR THE REORGANIZED DEBTOR’S ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, OR (III) CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTOR AND ALL HOLDERS OF CLAIMS AND INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (F) A BAR TO ANY OF THE DEBTOR, THE REORGANIZED DEBTOR, OR THE DEBTOR’S ESTATE ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE. 8.3 Releases by Holders of Claims and Interests NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, AND TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED THE DEBTOR, REORGANIZED DEBTOR, AND THE RELEASED PARTIES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTOR OR ITS ESTATE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR (INCLUDING THE MANAGEMENT, OWNERSHIP OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTOR AND THE OWNERSHIP THEREOF, THE DEBTOR’S IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTOR), ANY INTERCOMPANY TRANSACTIONS, THE PREPETITION DOCUMENTS, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE

43 STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASE, THE FILING OF THE CHAPTER 11 CASE, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW NCM COMMON UNITS OR EQUITY OF NCMI ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (I) ANY POST- EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, THE EXIT FACILITY, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, (II) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF ANY OF THE DEBTOR’S OR THE REORGANIZED DEBTOR’S ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, (III) OBLIGATIONS UNDER THE PREPETITION DOCUMENTS, THAT, BY THEIR EXPRESS TERMS, SURVIVE THE TERMINATION THEREOF, INCLUDING THE RIGHTS OF THE APPLICABLE AGENT OR TRUSTEE TO EXPENSE REIMBURSEMENT, INDEMNIFICATION AND SIMILAR AMOUNTS, OR (IV) CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (A) CONSENSUAL; (B) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (C) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (D) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (E) IN THE BEST INTERESTS OF THE DEBTOR AND ITS ESTATE; (F) FAIR, EQUITABLE, AND REASONABLE; (G) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (H) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE. 8.4 Exculpation NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM, ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE

44 PLAN SUPPLEMENT, THE CHAPTER 11 CASE, THE FILING OF THE CHAPTER 11 CASE, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW NCM COMMON UNITS OR EQUITY OF NCMI ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE FROM THE PETITION DATE TO THE EFFECTIVE DATE, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN. THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES ON, AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATION SET FORTH ABOVE DOES NOT RELEASE OR EXCULPATE ANY CLAIM RELATING TO ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THE EXIT FACILITY DOCUMENTS, AND OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN. 8.5 Injunction UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AND AFFILIATES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THIS PLAN IN RELATION TO ANY CLAIM OR INTEREST THAT IS EXTINGUISHED, DISCHARGED, OR RELEASED PURSUANT TO THIS PLAN. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO ARTICLE 8.2 OF THE PLAN; (C) HAVE BEEN RELEASED PURSUANT TO ARTICLE 8.3 OF THE PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE 8.4 OF THE PLAN, OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTOR, THE REORGANIZED DEBTOR, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR

45 INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS DISCHARGED, RELEASED, EXCULPATED, SETTLED AND/OR TREATED, ENTITLED TO A DISTRIBUTION, OR CANCELLED PURSUANT TO THE PLAN. NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTOR, THE REORGANIZED DEBTOR, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELATED TO THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITON DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASE, THE FILING OF THE CHAPTER 11 CASE, THE EXIT FACILITY, THE EXIT FACILITY DOCUMENTS, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE EXIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW NCM COMMON UNITS OR EQUITY OF NCMI ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO ANY OF THE FOREGOING, WITHOUT REGARD TO WHETHER SUCH PERSON OR ENTITY IS A RELEASING PARTY, WITHOUT THE BANKRUPTCY COURT (1) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND AND (2) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST THE DEBTOR, REORGANIZED DEBTOR, OR ANY SUCH EXCULPATED PARTY OR RELEASED PARTY. THE BANKRUPTCY COURT WILL HAVE SOLE AND EXCLUSIVE JURISDICTION TO ADJUDICATE THE UNDERLYING COLORABLE CLAIM OR CAUSES OF ACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE ATTACHED TO THE DISCLOSURE STATEMENT OR INCLUDED IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN AND THE CONFIRMATION ORDER FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER OR SUCH DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE ATTACHED TO THE DISCLOSURE STATEMENT OR INCLUDED IN THE PLAN

46 SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN AND THE CONFIRMATION ORDER. THE INJUNCTION IN THIS PLAN SHALL EXTEND TO ANY SUCCESSORS AND ASSIGNS OF THE DEBTOR AND THE REORGANIZED DEBTOR AND ITS RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY. 8.6 Protection Against Discriminatory Treatment In accordance with Section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which the Reorganized Debtor has been or is associated, solely because the Reorganized Debtor was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case, but before the Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Case. 8.7 Release of Liens Except as otherwise specifically provided in the Plan, the Exit Facility Documents, if any, (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the Exit Facility Documents), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtor, the Agent or Trustee or any other Holder of a Secured Claim. In addition, at the sole expense of the Debtor or the Reorganized Debtor, the Agent or Trustee shall execute and deliver all documents reasonably requested by the Debtor, Reorganized Debtor or administrative agent(s) for the Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtor and its designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto. 8.8 Reimbursement or Contribution If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding Section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent. 8.9 Recoupment In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE 9.1 Conditions Precedent to the Effective Date It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article 9.2 of the Plan:

47 9.1.1 The Bankruptcy Court shall have entered the Confirmation Order, which shall be a Final Order, consistent with the RSA Definitive Documents Requirements; 9.1.2 The Regal Approval Order shall have been entered, as applicable; 9.1.3 The Court shall have authorized the assumption of the Cinemark ESA and the AMC ESA pursuant to a Final Order, and such assumption shall be effective on or before the Effective Date; 9.1.4 The Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated and all conditions shall have been satisfied thereunder, and there shall be no breach that would give rise to a right to terminate the Restructuring Support Agreement by the Debtor, the Required Consenting Creditors or NCMI, for which notice has been given in accordance with the terms thereof (including by the requisite parties thereunder), or such notice could have been given to the extent such notice is not permitted due to the commencement of the Chapter 11 Case and the related automatic stay; 9.1.5 To the extent occurring prior to the Effective Date, the steps and transactions set forth in the Restructuring Transactions Memorandum shall have been completed in accordance with the Restructuring Transactions Memorandum; 9.1.6 The Plan, any other Definitive Documents, and all documents contained in the Plan Supplement, including any exhibits, schedules, annexes, amendments, modifications, or supplements thereto (i) shall have been executed and/or filed with the Bankruptcy Court and shall be consistent in all respects with the Restructuring Support Agreement and the RSA Definitive Documents Requirements; 9.1.7 No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting, in a material respect, the consummation of the Plan, the Restructuring Transactions, the Restructuring Support Agreement or any of the Definitive Documents contemplated thereby; 9.1.8 The conditions precedent to the effectiveness of the Exit Facility, if any, (as determined in the Exit Facility documentation) shall have been satisfied or duly waived in writing and any Exit Facility shall have closed or will close simultaneously with the effectiveness of the Plan; 9.1.9 The Professional Fee Escrow Account shall have been established and funded in Cash in accordance with Article 2.2(b) of the Plan; 9.1.10 The Debtor shall have obtained any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan and the Restructuring Transactions; 9.1.11 The Debtor shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Restructuring Support Agreement; 9.1.12 The Shareholder Vote shall have been approved by a majority of the NCMI shareholders at a duly held meeting of the NCMI shareholders; 9.1.13 All conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Amended LLC Agreement and the New Governance Documents shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Amended LLC Agreement shall be deemed to occur concurrently with the occurrence of the Effective Date; 9.1.14 To the extent required under applicable non-bankruptcy law, any amendments to the Debtor’s governance and organizational documents, including the Amended LLC Agreement, shall have been duly filed with the applicable authorities in the relevant jurisdictions; and 9.1.15 All Restructuring Fees and Expenses and professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees

48 and expenses after the Effective Date have been placed in a Professional Fee Escrow Account pending approval by the Bankruptcy Court. 9.2 Waiver of Conditions Precedent The Debtor (with the consent of the Required Consenting Creditors), may waive any of the conditions to the Effective Date set forth in Article 9.1 of the Plan at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or consummate the Plan. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time (subject to the consent of the Required Consenting Creditors). 9.3 Effect of Non-Occurrence of Conditions to Consummation If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, the Confirmation Order is vacated pursuant to a Final Order, then (except as provided in any such Final Order): (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtor or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity. 9.4 Substantial Consummation “Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date. ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN 10.1 Modification of Plan Effective as of the date hereof: (a) the Debtor reserves the right (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtor (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) or the Reorganized Debtor, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein. Notwithstanding anything to the contrary herein, the Debtor or the Reorganized Debtor, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Restructuring Support Agreement or the Creditors’ Committee Settlement. 10.2 Effect of Confirmation on Modifications Entry of the Confirmation Order shall constitute (i) approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to Section 1127(a) of the Bankruptcy Code; and (ii) a finding that such modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. 10.3 Revocation or Withdrawal of Plan The Debtor reserves the right (subject to the terms of the Restructuring Support Agreement and the consents required therein, including the RSA Definitive Document Requirements) to revoke or withdraw the Plan with respect to the Debtor before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects;

49 (b) the Restructuring Support Agreement will be null and void in all respects; (c) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (d) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (2) prejudice in any manner the rights of the Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity. ARTICLE XI RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim against the Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to Section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date; 6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Case and (b) the Plan, the Confirmation Order, contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; 7. enforce any order for the sale of property pursuant to Sections 363, 1123, or 1146(a) of the Bankruptcy Code; 8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code; 9. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 10. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Case, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article 6.3 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation,

50 implementation, or enforcement of the Plan, the Confirmation Order, contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to Section 1141 of the Bankruptcy Code; 11. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 12. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 13. hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code; 14. enter an order or Final Decree concluding or closing the Chapter 11 Case; 15. enforce all orders previously entered by the Bankruptcy Court; and 16. hear any other matter not inconsistent with the Bankruptcy Code; provided that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the Exit Facility Documents, the Amended LLC Agreement and the New Governance Documents. The Exit Facility Documents, the Amended LLC Agreement and the New Governance Documents shall be governed by the respective jurisdictional provisions therein. ARTICLE XII MISCELLANEOUS PROVISIONS 12.1 Immediate Binding Effect Subject to Article 9.1 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor. 12.2 Additional Documents On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor or the Reorganized Debtor, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. 12.3 Reservation of Rights The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

## 12.4 Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

## 12.5 Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtor shall be served on:

| Debtor | Counsel to the Debtor |
|---|---|
| NCM, LLC<br>Attn: Carol Flaton<br>210 Mudge Pond Road<br>Sharon, CT 06069<br>E-mail: carol.flaton@hamlinpartners.com<br><br>With a copy to<br>National CineMedia, Inc.<br>6300 S. Syracuse Way #300<br>Centennial, CO 80111<br>Attn: Maria Woods, EVP, General Counsel and Secretary<br>E-mail Address: maria.woods@ncm.com | Paul, Weiss, Rifkind, Wharton & Garrison LLP<br>1285 Avenue of the Americas<br>New York, NY 10019-6064<br>Attn: Paul M. Basta, Kyle J. Kimpler, Sarah Harnett, and Shafaq Hasan<br>Email: pbasta@paulweiss.com<br>kkimpler@paulweiss.com<br>sharnett@paulweiss.com<br>shasan@paulweiss.com<br><br>Porter Hedges LLP<br>1000 Main Street, 36th Floor<br>Houston, Texas 77002<br>Attn: John F. Higgins, Eric M. English, M. Shane Johnson, Megan Young-John, Bryan L. Rochelle<br>Email: jhiggins@porterhedges.com<br>eenglish@porterhedges.com<br>sjohnson@porterhedges.com<br>myoung-john@porterhedges.com<br>brochelle@porterhedges.com |
| **Office of United States Trustee** | **Counsel to the Ad Hoc Group** |
| Office of United States Trustee for Region 7<br>515 Rusk Street, Suite 3516<br>Houston, TX 77002<br>Attn: Attn: Jana Whitworth, Esq.<br>Email: Jana.Whitworth@usdoj.gov | Gibson, Dunn & Crutcher LLP<br>200 Park Avenue<br>New York, NY 10166<br>Attn: Scott Greenberg, Jason Z. Goldstein, Keith Martorana<br>Email: sgreenberg@gibsondunn.com<br>jgoldstein@gibsondunn.com<br>kmartorana@gibsondunn.com |
| **NCMI** | **Counsel to NCMI** |
| National CineMedia, Inc.<br>6300 S. Syracuse Way #300<br>Centennial, CO 80111<br>Attn: Maria Woods, EVP, General Counsel and Secretary<br>E-mail Address: maria.woods@ncm.com | Latham & Watkins, LLP<br>1271 Avenue of the Americas<br>New York, NY 10020<br>Attn: George Davis; Suzzanne Uhland; Adam Ravin<br>E-mail Address: george.davis@lw.com<br>suzzanne.uhland@lw.com<br>adam.ravin@lw.com |
| **Counsel to the Creditors' Committee** | |
| White & Case, LLP<br>1221 Avenue of the Americas | |

51

52 New York, NY 10020 Attn: Harrison Denman; Andrew Zatz E-mail Address: harrison.denman@whitecase.com azatz@whitecase.com After the Effective Date, the Reorganized Debtor has authority to send a notice to Entities informing them that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests. 12.6 Term of Injunctions or Stays Unless otherwise provided herein, in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case (pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan, the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan, the Confirmation Order shall remain in full force and effect in accordance with their terms. 12.7 Entire Agreement Except as otherwise indicated or as set forth in the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. 12.8 Plan Supplement All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, consistent with the RSA Definitive Document Requirements. After the exhibits and documents are filed, copies of such exhibits and documents shall have been available upon written request to the Debtor’s counsel at the address above or by downloading such exhibits and documents from the Noticing Agent’s website at https://omniagentsolutions.com/NCM or the Bankruptcy Court’s website at www.txs.uscourts.gov. 12.9 Non-Severability If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and consistent with the terms set forth herein; and (c) nonseverable and mutually dependent. 12.10 Votes Solicited in Good Faith Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of Section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and in a manner consistent with the Disclosure Statement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery, and performance of the Restructuring Support Agreement and are entitled to the protections of Section

53 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and other applicable law, and, pursuant to Section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan, and, therefore, none of such parties or individuals or the Reorganized Debtor will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan. 12.11 Dissolution of the Creditors’ Committee and Cessation of Fee and Expense Payment On the Effective Date, the Creditors’ Committee and any other statutory committee appointed in the Chapter 11 Case shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case, except with respect to final fee applications of the Retained Professionals and any consent or consultation rights of the Creditors’ Committee that remain applicable after the Effective Date. The Reorganized Debtor shall not be responsible for paying any fees or expenses incurred by the members or Retained Professionals of the Creditors’ Committee or any other statutory committee appointed in the Chapter 11 Case after the Effective Date except with respect to any consent or consultation rights of the Creditors’ Committee that remain applicable after the Effective Date. 12.12 Closing of Chapter 11 Case The Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Case, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case. 12.13 Waiver or Estoppel Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers